Exhibit 2.3

DESCRIPTION OF SECURITIES

REGISTERED UNDER SECTION 12 OF

THE EXCHANGE ACT

As of December 31, 2022, GSK plc (“GSK,” the “Company,” “we,” “us,” and “our”) had ordinary shares, American Depositary Receipts and debt securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Act”).

A. Description of Ordinary Shares

This summary of the general terms and provisions of our ordinary shares does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Association (the “Articles”), which are incorporated herein by reference to the Form 20-F filed on [●], 2023 (File No. 001-15170).

GSK has ordinary shares in issue which are in registered form and are governed by the laws of England and Wales.

The holders of ordinary shares have statutory pre-emption rights under the UK Companies Act 2006 (the “Companies Act”) on the issuance of new ordinary shares or rights to subscribe for, or to convert into, ordinary shares. Under the Companies Act, such pre-emption rights may be dis-applied by special resolution of the shareholders of GSK. The shareholders of GSK passed a special resolution on May 4, 2022 to allow Directors to be empowered to (i) disapply pre-emption rights in relation to an allotment of equity securities that is otherwise made on a pre-emptive basis in order to deal appropriately with fractional entitlements, jurisdictional issues and other legal, regulatory or practical problems and (ii) allot equity securities for cash and/or to sell ordinary shares held by GSK as treasury shares for cash up to an amount of £63,548,425 in nominal share capital as if pre-emption rights did not apply. This authorization is set to expire at the end of GSK’s Annual General Meeting held in 2023 (or, if earlier, close of business on June 30, 2023). As at December 31, 2022 there were 4,311,343,341 ordinary shares of 31 1⁄4 pence each in issue.

Our Articles contain provisions to the following effect:

Dividends

All ordinary shares rank pari passu in respect of dividends and other distributions of profits. Subject to the provisions of the Articles and applicable legislation, GSK at any general meeting may declare dividends on the ordinary shares by ordinary resolution, but such dividends may not exceed the amount recommended by the board of directors of GSK (the “Board”). The Board may also pay interim or fixed rate dividends if it appears they are justified by our financial position.

All unclaimed dividends payable in respect of any share may be invested or otherwise made use of by the Board for the benefit of GSK until claimed. If a dividend is not claimed after 6 years of it being declared or becoming payable, it is forfeited and reverts to us.

GSK may, if authorized by an ordinary resolution, offer any holders of ordinary shares (excluding any member holding shares as treasury shares) the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution.

Voting

Subject to any special terms as to voting upon which any shares may be issued or may at the relevant time be held and to any other provisions of the Articles, members shall be entitled to vote at a general meeting as provided in the Companies Act.

At any general meeting, a resolution that is put to the vote of the meeting shall be decided on a poll, which shall be taken in such manner as the chair of the meeting shall direct, including by means of electronic vote casters. The result of the vote shall be deemed to be the resolution of the meeting at which the vote was demanded. A vote to elect the chair of the meeting or to adjourn the meeting must be taken immediately at the meeting. Any other vote may be taken at any other time (within 30 days of the meeting) and place determined by the chair. In the case of joint holders, only the vote of the senior holder (as determined by order in the share register) or his or her proxy may be counted. If any sum payable remains unpaid in relation to a member’s shareholding, that member is not entitled to vote that share or exercise any other right in relation to a meeting of GSK unless the Board determines otherwise. For a proxy vote to be valid, the Board must have received satisfactory evidence such that the authority of the person claiming to exercise the right to vote or such other right has been received by the Company not later than the last time at which appointments of proxy should have been received in order to be valid for use at that meeting or on the holding of that poll.

Any objection or error shall be referred to the chair of the meeting and shall only vitiate the decision of the meeting on any resolution if the chair decides that the objection or error may have affected the decision of the meeting.

Transfers

Ordinary shares may be held in either certificated or uncertificated form. Certificated ordinary shares shall be transferred in any usual or other form approved by the Board and executed by or on behalf of the transferor. Transfers of uncertificated ordinary shares shall be made in accordance with the Companies Act and Uncertificated Securities Regulations 2001, as amended.

The Board is not bound to register (i) a transfer of partly paid ordinary shares, (ii) uncertificated shares in the circumstances set out in the Companies Act and Uncertificated Securities Regulations 2001 and (iii) transfers of uncertificated securities to joint holders where the number of such joint holders exceeds four. The Board may also decline to register an instrument of transfer of certificated ordinary shares unless (i) it is duly stamped, duly certified or otherwise shown to the satisfaction of the Board to be exempt from stamp duty and deposited at the prescribed place and accompanied by the share certificate(s) and such other evidence as reasonably required by the Board to evidence right to transfer, (ii) it is in respect of one class of shares only, and (iii) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

Redemption

Subject to any rights attached to existing shares, any share may be issued on terms that it is, at our option or the option of the holder of such share, redeemable. The directors are authorized to determine the terms, conditions and manner of redemption of any such shares under the Articles.

Calls on capital

The directors may make calls upon the members in respect of any monies unpaid on their shares. A person upon whom a call is made remains liable even if the shares in respect of which the call is made have been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (not exceeding the Bank of England base rate by more than 5%).

If a member fails to pay any call or installment of a call in full (following notice from the Board that such failure will result in forfeiture of the relevant shares), such shares (including any dividends declared but not paid) may be forfeited by a resolution of the Board, and will become the property of GSK. Forfeiture shall not absolve a previous member for amounts payable by him/her (which may continue to accrue interest).

GSK also has a lien over all of our partly paid shares for all monies payable or called on such shares and over the debts and liabilities of a member to GSK. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such shares.

Other Shareholder Rights

On a distribution of capital on a winding-up, the ordinary shares rank pari passu with each other but behind the rights of all of GSK’s creditors.

Variation of Rights

The rights attached to any class of shares may be varied either with the consent in writing of the holders of at least 75% in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

If new shares are created or issued which rank equally with any other existing shares, or if the Company purchases or redeems any of its own shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.

Limitations on Share Ownership

There are no limitations on the rights of shareholders to own ordinary shares. In addition, there are no restrictions imposed by the Articles or (subject to the effect of any economic sanctions or UK or EU merger control laws that may be in force from time to time) by current UK laws which relate to non-residents or foreign shareholders and which limit the rights of such non-residents or foreign shareholders to hold or (when entitled to do so) exercise voting rights on the ordinary shares.

B. Description of American Depositary Shares

This summary of the general terms and provisions of our American Depositary Shares (“ADSs”) does not purport to be complete and is subject to and qualified in its entirety by our Form F-6 filed on July 19, 2019, as amended on March 15, 2021 (Commission file No. 333-232726), including the exhibits thereto. In the following description, a “Holder” is the person registered with the Depositary (as defined below).

General

American Depositary Receipts (“ADRs”) evidencing ADSs are issuable pursuant to an amended and restated deposit agreement dated July 19, 2019, between GSK, and JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the Holders of the ADRs, as amended on March 15, 2021 (the “Deposit Agreement”). The principal executive office of the Depositary is 383 Madison Avenue, Floor 11, New York, New York 10179. Each ADS represents the right to receive two ordinary shares of GSK. An ADR may evidence any number of ADSs.

Our American Depositary Receipts are admitted to trading on the New York Stock Exchange under the symbol “GSK”.

Voting

The Depositary or, if the deposited securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the constituent documents of GSK irrevocably appointed each Holder for the time being on the record date (the “Voting Record Date”) fixed by the Depositary in respect of any meeting (at which holders of deposited securities are entitled to vote) as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the deposited securities represented by the ADS registered on the books of the Depositary in the name of such Holder on the Voting Record Date. In respect of any such meeting each such Holder can appoint any person as its substitute proxy to attend, vote and speak on behalf of the Holder subject to and in accordance with the provisions of the Deposit Agreement and the constituent documents of GSK.

As soon as practicable after receipt of notice of any meeting at which the holders of deposited securities are entitled to vote, or of solicitation of consents or proxies from holders of deposited securities, the Depositary shall fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if GSK so determines, GSK, shall distribute to Holders of record on such Voting Record Date: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) an ADR proxy card in a form prepared by the Depositary, (c) a statement that each Holder at the close of business on the Voting Record Date will be entitled, subject to any applicable law, GSK’s constituent documents and the provisions of or governing the deposited securities, either (i) to use such ADR proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the ordinary shares or other deposited securities represented by ADSs evidenced by such Holder’s ADRs or (ii) to appoint any other person as the substitute proxy of such Holder, solely with respect to the ordinary shares or other deposited securities represented by ADSs evidenced by such Holder’s ADRs, or (iii) to renounce the proxy initially provided by the Depositary or its nominee to such Holder or such Holder’s substitute proxy and to provide voting instructions to the Depositary as to the exercise of the voting rights pertaining to the ordinary shares or other deposited securities represented by ADSs evidenced by their respective ADRs (“Voting Instructions”), and (d) if the Depositary is to be given Voting Instructions by such Holder, a brief statement as to the manner in which Voting Instructions may be given to the Depositary. Each Holder shall be solely responsible for the forwarding of voting information to the persons or entities having a beneficial ownership interest in ADSs (the “Beneficial Owners”) registered in such Holder’s name. There is no guarantee that Holders and Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable such Holder or Beneficial Owner to return any voting instructions to the Depositary in a timely manner or for the Holder to arrange to attend, vote and/or speak at the relevant meeting. GSK shall provide notice to the Depositary of such vote or meeting in a timely manner and at least 30 days prior to the date of such vote or meeting (unless less than 30 days’ notice of the meeting has been given in accordance with GSK’s Articles of Association and English law, in which case GSK will provide to the Depositary such advance notice of the meeting as may be possible under the circumstances); provided that if the Depositary receives less than 30 days’ notice of such vote or meeting, the Depositary shall only make such distribution to the extent it deems it to be practicable.

Upon actual receipt by the ADR department responsible for proxies and voting instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for the Depositary Trust Company (“DTC”)) of Voting Instructions of a Holder on the Voting Record Date in the manner and on or before the time established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of GSK’s constituent documents and the provisions of the deposited securities, to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such Holder’s ADRs in accordance with such Voting Instructions insofar as practicable and permitted under the provisions of or governing deposited securities. The Depositary will not itself exercise any voting discretion in respect of any deposited securities. Ordinary shares or other deposited securities represented by ADSs for which no specific Voting Instructions are received by the Depositary from the Holder shall not be voted by the Depositary but may be directly voted by such Holder in attendance at meetings of shareholders as proxy for the Depositary or its nominee, subject to, and in accordance with, the Deposit Agreement and GSK’s constituent documents.

Holders and their substitute proxy (other than the Depositary) shall only be permitted to attend, vote and speak at meetings at which holders of deposited securities are entitled to vote as the proxy of the Depositary or its nominee with respect to the whole number of ordinary shares represented by the ADSs evidenced by ADRs held by such Holders on the record date set by the Depositary. For the avoidance of doubt, when the Depositary receives Voting Instructions from a substitute proxy of a Holder (including, without limitation, instructions from Broadridge Financial Solutions or any other entity acting on behalf of participants and/or customers of participants within DTC) or their agents, and such registered Holder has notified the Depositary that it holds ADRs on behalf of such substitute proxies, the Depositary shall treat such Voting Instructions as coming from an entity that holds ADRs on behalf of such substitute proxies and the Depositary shall vote or cause to be voted the deposited securities in accordance with such instructions.

Holders are strongly encouraged to forward their Voting Instructions as soon as possible. Voting Instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such Voting Instructions notwithstanding that such Voting Instructions may have been physically received by the Depositary prior to such time.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by any law, rule or regulation or the rules and/or requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the Holders a notice, after consulting GSK as to the form of such notice to the extent practicable, that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Procedures for Transmitting Notices, Reports and Proxy Soliciting Material

In addition to the procedures for transmitting notices discussed above under “Voting”, the Depositary or its agent will keep, at a designated transfer office (the “Transfer Office”), (i) a register (the “ADR Register”) for the registration, registration of transfer, combination and split-up of ADRs and (ii) facilities for the delivery and receipt of ADRs. Title to an ADR (and to deposited securities represented by the ADSs), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name such ADR is registered on the ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor GSK will have any obligation or be subject to any liability under the Deposit Agreement or any ADR to any Beneficial Owner, unless such Beneficial Owner is the Holder hereof. Such ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it and it shall also close the issuance book portion of the ADR Register when reasonably requested by GSK in order to enable GSK to comply with applicable law. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR (defined below), or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

The Deposit Agreement, the provisions of or governing deposited securities and any written communications from GSK, which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by Holders at the offices of the Depositary and its agent or agents (the “Custodian”), at the Transfer Office, on the U.S. Securities and Exchange Commission’s (the “Commission”) website, or upon request from the Depositary (which request may be refused by the Depositary at its discretion). The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by GSK. GSK is subject to the periodic reporting requirements of the Act and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied through the Commission’s EDGAR system or at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

“Direct Registration ADR” means an ADR, the ownership of which is recorded on the Direct Registration System.

“Direct Registration System” means the system for the uncertificated registration of ownership of securities established by DTC and utilized by the Depositary pursuant to which the Depositary may record the ownership of ADRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the

Depositary to the Holders entitled thereto.

Sale or Exercising of Rights

The Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder’s address shown on the ADR Register, in proportion to the number of deposited securities (on which the following distributions on deposited securities are received by the Custodian) represented by ADSs evidenced by such Holder’s ADRs: (i) warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on deposited securities (“Rights”), to the extent that GSK timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (GSK has no obligation to so furnish such evidence), or (ii) to the extent GSK does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of cash, or (iii) to the extent GSK does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

Deposit or Sale of Securities Resulting from Dividends, Splits or Plans of Reorganization

If GSK makes a dividend payable at the election of the holders of ordinary shares in either cash or additional ordinary shares that it wishes to be made available to the Holders, GSK shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to the Holders. The Depositary shall make such elective distribution available to the Holders only if, among other things, GSK has timely requested that the elective distribution is available to the Holders and the Depositary shall have determined that such distribution is reasonably practicable. If the conditions for making the elective distribution available to the Holders are satisfied, the Depositary will establish procedures to enable the Holders to elect the receipt of either cash or additional ADSs. If the conditions for making the elective distribution available to the Holders are not satisfied, the Depositary will, to the extent permitted by law, distribute either cash or additional ADSs to the Holders on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made. There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

To the extent the Depositary deems distribution of securities or property available to the Depositary resulting from any distribution on deposited securities (other than cash, ordinary shares or Rights) not to be equitable and practicable, the Depositary may distribute any U.S. dollars available to the Depositary from net proceeds of sale of such securities or property.

The Depositary may, in its discretion, and shall if reasonably requested by GSK, distribute additional or amended ADRs or cash, securities or property to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities, any ordinary share distributions or other distributions not distributed to Holders or any cash, securities or property available to the Depositary in respect of deposited securities from (and the Depositary is hereby authorized to surrender any deposited securities to any person and, irrespective of whether such deposited securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company. To the extent the Depositary does not amend ADRs or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute deposited securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the deposited securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting deposited securities, GSK shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from GSK, may instruct the Depositary to give notice thereof, at GSK’s expense, to Holders in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Holders in accordance with the terms thereof, as soon as reasonably practicable.

For all cash dividends and other cash distributions that are made available to the Depositary after the date that will be published on www.adr.com (as updated by the Depositary from time to time, “ADR.com”) and communicated to then current Holders by mail, the Depositary will distribute any cash to Holders solely via electronic funds transfer (“EFT”), except as otherwise provided in this paragraph. In order to receive such amounts, Holders must provide their bank deposit details to the Depositary in accordance with the instructions provided by the Depositary for this purpose. Subject to the last sentence of this paragraph, all such amounts owing to Holders who do not provide such bank deposit details shall be held by the Depositary on behalf of such Holders until such bank deposit details have been provided. All amounts so held by the Depositary will be reported for tax purposes as if paid to all Holders as of the date that funds are first made available to Holders and will neither accrue interest nor be invested for Holders while they are being held. A Holder will be unable to receive cash dividends or other cash distributions to which it is entitled until such time as such Holder either (i) provides its bank deposit details to the Depositary in accordance with the instructions provided by the

Depositary for this purpose, (ii) transfers such Holder’s ADS position into DTC or (iii) cancels its ADSs (whereupon, in the case of a transfer to DTC or a cancellation, such Holder will receive a check for the aggregate amount of cash dividends and/or cash distributions being held on its behalf). Notwithstanding the foregoing, the Depositary shall, if instructed by GSK, distribute cash dividends and other cash distributions by check or by such other means as GSK and the Depositary may agree.

Foreign Exchange Related Matters

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on ADR.com. Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on GSK, the Depositary, Holders or Beneficial Owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

To the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and Beneficial Owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

Amendment and Termination of the Deposit Agreement

The form of ADRs evidencing ADSs and any provisions of the Deposit Agreement relating to those ADRs may be amended by GSK and the Depositary. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, transfer or registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of the Holders or Beneficial Owners, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the Holders. Every Holder and Beneficial Owner of any ADR, at the time an amendment becomes effective, will be deemed to continue to hold such ADR and to consent and agree to the amendment and to be bound by the Deposit Agreement or the ADR as amended. No amendment may impair the right of any Holder to surrender ADRs and receive in return the deposited securities represented by the ADSs. If any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, GSK and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

Whenever GSK directs, the Depositary has agreed to terminate the Deposit Agreement as to ADRs evidencing ADSs by mailing a termination notice to the Holders then outstanding at least 30 days before the date fixed in the notice of termination. The Depositary may likewise terminate the Deposit Agreement as to ADRs evidencing ADSs by mailing a termination notice to GSK and the Holders then outstanding at least 30 days before the date of termination, under the following circumstances: (i) in the event of GSK’s bankruptcy or insolvency, (ii) if the ordinary shares cease to be listed on an internationally recognized stock exchange, (iii) if GSK effects (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities, except where such transaction was commenced, announced by GSK or notified to the Depositary prior to the effective date of the Deposit Agreement.

After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the date so fixed for termination, the Depositary shall use its reasonable efforts to sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, GSK shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

Rights of Holders to Inspect the Transfer Books of the Depositary and the List of Holders

The Depositary will keep books for the registration and transfer of ADRs as well as facilities for the delivery and receipt of ADRs at the Transfer Office. These books will be open for inspection by Holders at all reasonable times. However, this inspection may not be for the purpose of communicating with Holders in the interest of a business or object other than GSK business or a matter related to the Deposit Agreement or the ADRs.

Restrictions on the Right to Transfer or Withdraw the Underlying Securities

As a condition precedent to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or the withdrawal of any deposited securities, GSK, the Depositary, or custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to ordinary shares or other deposited securities being registered) and payment of any applicable fees as therein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature, as well as such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the Deposit Agreement and ADR, as it may deem necessary or proper, and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.

The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of deposited securities may be suspended, generally or in particular instances, when the ADR Register or any register for deposited securities is closed or when any such action is deemed advisable by the Depositary or GSK at any time or from time to time.

Limitations on the Depositary’s Liability

The Depositary shall not incur any liability to any Holder or Beneficial Owners of ADRs, if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the U.S., England, Wales or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or the provisions of or governing any deposited securities, or by reason of any provision, present or future, of the Company’s charter, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary incur any liability to any Holder or Beneficial Owner of any ADR by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Holders or Beneficial Owners of any ADR (including, without limitation, liability with respect to the validity or worth of any deposited securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct. The Depositary shall not be a fiduciary or have any fiduciary duty to Holders or Beneficial Owners.

The Depositary and its agents shall not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or in respect of the ADRs. The Depositary shall not be liable to Holders or Beneficial Owners for any action or non-action by it in reliance upon the advice of or information from the Company, legal counsel, accountants, any person presenting ordinary shares for deposit, any Holder or any other person believed by it to be competent to give such advice or information. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.

The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The Depositary shall not be liable for any acts or omissions to act on the part of the custodian, except to the extent that any Holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located.

The Depositary and its respective agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

The Depositary shall be under no obligation to inform Holders or Beneficial Owners about the requirements of the laws, rules or regulations or any changes therein or thereto of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

The Depositary and its agents will not be responsible for any failure to carry out any Voting Instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast, any act or omission to act on the part of Holders, Beneficial Owners, the Company or its agents in connection with voting at a meeting, or for the effect of any such vote.

The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution.

The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.

Notwithstanding anything to the contrary set forth in the Deposit Agreement or any ADR, the Depositary shall have no liability or responsibility under the Deposit Agreement, any ADR or any related agreement, for any period prior to the effective date of the Deposit Agreement or for any act or omission of the predecessor to the Depositary or any of its agents (including the Custodian as defined in the Prior Deposit Agreement), under or in connection with this Deposit Agreement, any ADRs or any related agreement.

Notwithstanding anything to the contrary set forth in the Deposit Agreement or any ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

The Depositary shall not be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners, or any of them, with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax or tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership or disposition of the ADRs or ADSs.

The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

Notwithstanding anything to the contrary set forth in the Deposit Agreement or any ADR, the may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the Depositary will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.

By holding an ADS or an interest therein, Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving the Depositary, arising out of or based upon the Deposit Agreement, the ADSs or the transactions contemplated herein, therein or hereby, may only be instituted in a state or federal court in New

York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.

The Depositary shall not be liable to Holders or Beneficial Owners for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, Holders and Beneficial Owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

C. Debt Securities

General

Each series of debt securities listed on the New York Stock Exchange and set forth on the cover page to GSK’s annual report on Form 20-F for the year ended December 31, 2022 has been issued by either GlaxoSmithKline Capital Inc. (“GSK Capital Inc.”) or GlaxoSmithKline Capital plc (“GSK Capital plc”) and guaranteed by GSK. Each of these series of notes and related guarantees were issued pursuant to an effective registration statement and a related prospectus and prospectus supplement setting forth the terms of the relevant series of notes and related guarantees.

The following table sets forth the name of the series, interest rate, dates of the registration statements, dates of the base prospectuses and dates of issuance for each relevant series of notes (the “Notes”).

Series / Interest Rate	Registration Statement	Date of Base Prospectus	Date of Issuance

0.534% Notes due 2023	333-223982	March 28, 2018	October 1, 2020

3.000% Notes due 2024	333-223982	March 28, 2018	March 25, 2019

3.375% Notes due 2029	333-223982	March 28, 2018	March 25, 2019

3.625% Notes due 2025	333-223982	March 28, 2018	May 15, 2018

3.875% Notes due 2028	333-223982	March 28, 2018	May 15, 2018

4.200% Notes due 2043	333-172621	March 4, 2011	March 18, 2013

6.375% Notes due 2038	333-149531	March 4, 2008	May 13, 2008

Pursuant to an Agreement of Resignation, Appointment and Acceptance dated April 12, 2017 by and among GSK Capital plc, Law Debenture Trust Company of New York and Deutsche Bank Trust Company Americas, Deutsche Bank Trust Company Americas has become the successor trustee to Law Debenture Trust Company of New York under the indenture dated as of April 6, 2004 among GSK, GSK Capital plc and Law Debenture Trust Company of New York, as amended and supplemented.

Pursuant to an Agreement of Resignation, Appointment and Acceptance dated April 12, 2017 by and among GSK Capital Inc., Law Debenture Trust Company of New York and Deutsche Bank Trust Company Americas, Deutsche Bank Trust Company Americas has become the successor trustee to Law Debenture Trust Company of New York under the indenture dated as of April 6, 2004 among GSK, GSK Capital Inc. and Law Debenture Trust Company of New York, as amended and supplemented.

The paying agent under the indentures governing the Notes is the trustee under the relevant indenture. The address of the trustee and paying agent in relation to the Notes is 60 Wall Street, 16th Floor, New York, NY 10005.

The summary set out below of the general terms and provisions of the Notes does not purport to be complete and is subject to and qualified by reference to, all of the definitions and provisions of the relevant indenture governing the applicable series of Notes, any supplement to the relevant indenture and the form of the instrument representing each series of Notes. Certain terms, unless otherwise defined herein, have the meaning given to them in the relevant indenture governing the applicable series of Notes.

1. Notes offered pursuant to the Base Prospectus dated March 28, 2018

a.	Prospectus Supplement (September 28, 2020) – 0.534% Notes due 2023

Description of the Notes

General

GSK Capital plc issued the 0.534% Notes due 2023 (for purposes of this “Description of the Notes” only, the “Notes”) pursuant to an indenture, dated as of April 6, 2004, among GSK, as guarantor, GSK Capital plc, as issuer, and

Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017, among GSK Capital plc, Law Debenture Trust Company of New York and Deutsche Bank Trust Company Americas), as amended and supplemented by a first supplemental indenture, dated as of March 21, 2014 and as further amended and supplemented by a second supplemental indenture dated as of May 15, 2018 (for purposes of this description of the Notes only, the “Indenture”).

GSK Capital plc issued the Notes in the initial aggregate principal amount of $1,250,000,000. The Notes will mature on October 1, 2023 unless redeemed or purchased prior to such date as described below.

The Notes are fully and unconditionally guaranteed by GSK. If, for any reason, GSK Capital plc does not make any required payment in respect of the Notes when due, whether on the normal due date, on acceleration, redemption or otherwise, GSK will cause the payment to be made to or to the order of the trustee. You will be entitled to payment under the guarantee of GSK without taking any action whatsoever against us.

GSK Capital plc issued the Notes in book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

As used herein, “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or London, England are authorized or obligated by law, regulation or executive order to be closed.

We or any of our subsidiaries may at any time and from time to time purchase the Notes in the open market or by tender or by private agreement, if applicable law allows. The Notes purchased by us or any of our subsidiaries may be held, resold or surrendered by the purchaser thereof through us to the trustee or any paying agent for cancellation.

Interest

The Notes will bear interest at the interest rate shown in the table above and accrue interest from October 1, 2020, or from the most recent date to which interest has been paid (or provided for), to but not including the next date upon which interest is required to be paid.

Interest is payable on the Notes twice a year, on April 1 and October 1, commencing April 1, 2021, to the person in whose name a Note is registered at the close of business on the March 17 or September 16 that precedes the date on which interest will be paid. Interest on the Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

If an interest payment date or redemption date, or the maturity date, for the Notes, as the case may be, would fall on a day that is not a business day, then the required payment will be made on the next succeeding business day, but no additional interest shall be paid unless we fail to make payment on such next succeeding business day.

Covenants

Subject to certain exceptions, if we are required to withhold or deduct any amount for or on account of any U.K. or U.S. withholding tax from any payment made on the Notes, we will pay additional amounts on those payments so that the amount received by noteholders will equal the amount that would have been received if no such taxes had been applicable. See “—Payment of Additional Amounts.”

As contemplated by the last paragraph under “Description of Debt Securities—Defeasance” below, the satisfaction of certain conditions will permit us to omit to comply with some or all of our obligations, covenants and agreements under the Indenture with respect to the Notes. In addition, we may omit to comply with certain covenants through covenant defeasance. We refer you to the information under “Description of Debt Securities— Defeasance” below for more information on how we may do this.

Except as described herein, the Indenture does not contain any covenants or other provisions designed to protect holders of the Notes against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the Notes, including, among other things, through the incurrence of additional indebtedness.

Payment of Additional Amounts

The provisions of the Indenture described under “Description of Debt Securities—Covenants—Payment of Additional Amounts” do not apply to the Notes. The following payment of additional amounts provisions apply to the Notes.

Payments made by us under or with respect to the Notes will be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of (i) the government of the United Kingdom or of any territory of the United Kingdom or by any authority or agency therein or thereof having the power to tax or (ii) the government of the United States or any state or territory of the United States or by any authority or agency therein or thereof having the power to tax, which we refer to collectively as “Taxes,” unless we are required to withhold or deduct Taxes by law.

If we are required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the Notes, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the Notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United Kingdom or the United States or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges,

•	payable other than by withholding from payments of principal of or premium, if any, or interest on the Notes;

•

that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes;

•

that would not have been imposed but for the presentation of the Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•	that would not have been imposed if presentation for payment of the Notes had been made to a paying agent other than the paying agent to which the presentation was made;

•

that are imposed solely by reason of the holder or beneficial owner owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•

that would not have been imposed but for a failure by the holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any security through which payment on the security is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the U.S. Internal Revenue Service) imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code as in effect on the date of issuance of the Notes or any successor or amended version of such provisions; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest on the Notes to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of such Notes.

We have agreed in the Indenture that at least one paying agent for the Notes will be located outside the United Kingdom.

Our obligation to pay additional amounts if and when due will survive the termination of the Indenture and the payment of all amounts in respect of the Notes.

Tax Redemption

In the event of changes in U.K. or U.S. withholding taxes applicable to payments of interest, we may redeem the Notes in whole (but not in part) at any time prior to maturity, at a price equal to 100% of their principal amount plus accrued interest to the redemption date. See “Description of Debt Securities—Optional Redemption for Tax Reasons” below.

Optional Redemption

Prior to October 1, 2022 (the “Par Call Date”), we may redeem the Notes, in whole or in part, at our option at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed on that redemption date; and (ii) as determined by the quotation agent (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed on that redemption date (not including any portion of such payments of interest accrued as of the redemption date) that would be due if the Notes matured on the Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate plus 0.100%, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date. On or after the Notes Par Call Date, we may redeem the Notes, in whole or in part, at our option at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the Notes to be redeemed that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the Indenture, as applicable.

“Comparable Treasury Issue” means the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of the Notes to be redeemed, assuming such Notes matured on the Par Call Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes, assuming such Notes matured on the Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the quotation agent for the Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, the quotation.

“Quotation agent” means any Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed by us or by the trustee on our behalf. We will give notice of any such redemption to any exchange on which such Notes are listed. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by The Depository Trust Company (“DTC”), in the case of Notes represented by a global security, or by the trustee by such method as the trustee deems to be fair and appropriate, in the case of Notes that are not represented by a global security.

Events of Default

The events of default under the Indenture with respect to the Notes are defined under “Description of Debt Securities—Events of Default” below.

Further Issuances

We initially offered the Notes in the aggregate principal amount of $1,250,000,0000. We may from time to time, without the consent of the holders of the Notes, create and issue further debt securities of the same series having the same terms and conditions in all respects as the Notes being offered hereby, except for the issue date, the issue price and, in certain cases, the first payment of interest thereon. Any such additional debt securities shall be issued under a separate CUSIP or ISIN number unless the additional debt securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes.

Book-Entry System

We issued the Notes in the form of one or more fully registered global securities. We deposited these global securities with, or on behalf of, DTC and register these securities in the name of DTC’s nominee. Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a global security will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

Investors may elect to hold beneficial interests in the global securities through either DTC, Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Beneficial interests in the global securities will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Upon receipt of any payment in respect of a global security, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters of this offering, banks, trust companies, clearing corporations and other organizations. DTC is partially owned by some of these participants or their representatives. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the U.S. Securities and Exchange Commission’s (the “Commission”).

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the date of the prospectus supplement, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear, or, collectively, the “U.S. Depositaries.”

Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System, or the “Euroclear Operator,” in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations, or “Euroclear Participants” and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations, or the “DTC Participants,” on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported, to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness of that information.

None of us, any of the underwriters and the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligations to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Same-Day Settlement and Payment

Initial settlement for the Notes was made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

b. Prospectus Supplement (March 19, 2019) –3.000% Notes due 2024 and 3.375% Notes due 2029

Description of the Notes

General

GSK Capital plc issued the 3.000% Notes due 2024 (the “2024 notes”) and the 3.375% Notes due 2029 (the “2029 Notes”) pursuant to an indenture, dated as of April 6, 2004, among GSK, as guarantor, GSK Capital plc, as issuer, and Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017, among GSK Capital plc, Law Debenture Trust Company of New York and Deutsche Bank Trust Company Americas), as amended and supplemented by a first supplemental indenture, dated as of March 21, 2014 and as further amended and supplemented by a second supplemental indenture dated as of May 15, 2018 (for purposes of this description of the 2024 Notes and the 2029 Notes only, the “Indenture”). References in this “Description of the Notes” to the “Notes” refer to the 2024 Notes and the 2029 Notes.

GSK Capital plc issued the 2024 Notes in the initial aggregate principal amount of$1,000,000,000. The 2024 Notes will mature on June 1, 2024 unless redeemed or purchased prior to such date as described below. GSK Capital plc issued the 2029 Notes in the initial aggregate principal amount of $1,000,000,000. The 2029 Notes will mature on June 1, 2029 unless redeemed or purchased prior to such date as described below.

The Notes are fully and unconditionally guaranteed by GSK. If, for any reason, GSK Capital plc does not make any required payment in respect of the Notes when due, whether on the normal due date, on acceleration, redemption or otherwise, GSK will cause the payment to be made to or to the order of the trustee. You will be entitled to payment under the guarantee of GSK without taking any action whatsoever against us.

GSK Capital plc issued the Notes in book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

As used herein, “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or London, England are authorized or obligated by law, regulation or executive order to be closed.

We or any of our subsidiaries may at any time and from time to time purchase the Notes of any series in the open market or by tender or by private agreement, if applicable law allows. The Notes of any such series purchased by us or any of our subsidiaries may be held, resold or surrendered by the purchaser thereof through us to the trustee or any paying agent for cancellation.

Interest

The Notes each bear interest at the applicable interest rate shown in the table above and accrue interest from March 25, 2019, or from the most recent date to which interest has been paid (or provided for), to but not including the next date upon which interest is required to be paid.

Interest is payable on each of the 2024 Notes and the 2029 Notes twice a year, on June 1 and December 1, commencing December 1, 2019, to the person in whose name a 2024 Note or a 2029 Note, respectively, is registered at the close of business on the May 17 or November 16th that precedes the date on which interest will be paid. Interest on the 2024 Notes and the 2029 Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

If an interest payment date or redemption date, or the maturity date, for the Notes, as the case may be, would fall on a day that is not a business day, then the required payment will be made on the next succeeding business day, but no additional interest shall be paid unless we fail to make payment on such next succeeding business day.

Covenants

Subject to certain exceptions, if we are required to withhold or deduct any amount for or on account of any U.K. or U.S. withholding tax from any payment made on the Notes, we will pay additional amounts on those payments so that the amount received by noteholders will equal the amount that would have been received if no such taxes had been applicable. See “—Payment of Additional Amounts.”

As contemplated by the last paragraph under “Description of Debt Securities—Defeasance” below, the satisfaction of certain conditions will permit us to omit to comply with some or all of our obligations, covenants and agreements under the Indenture with respect to the Notes of any or all series, as applicable. In addition, we may omit to comply with certain covenants through covenant defeasance. We refer you to the information under “Description of Debt Securities—Defeasance” below for more information on how we may do this.

Except as described herein, the Indenture does not contain any covenants or other provisions designed to protect holders of the Notes against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the Notes, including, among other things, through the incurrence of additional indebtedness.

Payment of Additional Amounts

The provisions of the Indenture described under “Description of Debt Securities—Covenants—Payment of Additional Amounts” do not apply to the Notes. The following payment of additional amounts provisions apply to the Notes.

Payments made by us under or with respect to the Notes will be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of (i) the government of the United Kingdom or of any territory of the United Kingdom or by any authority or agency therein or thereof having the power to tax or (ii) the government of the United States or any state or territory of the United States or by any authority or agency therein or thereof having the power to tax, which we refer to collectively as “Taxes,” unless we are required to withhold or deduct Taxes by law.

If we are required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the Notes, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the applicable Notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United Kingdom or the United States or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges,

•	payable other than by withholding from payments of principal of or premium, if any, or interest on the applicable Notes;

•

that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes;

•

that would not have been imposed but for the presentation of the applicable Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•	that would not have been imposed if presentation for payment of the applicable Notes had been made to a paying agent other than the paying agent to which the presentation was made;

•

that are imposed solely by reason of the holder or beneficial owner owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•

that would not have been imposed but for a failure by the holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any security through which payment on the security is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the U.S. Internal Revenue Service) imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code as in effect on the date of issuance of the applicable Notes or any successor or amended version of such provisions; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest on any Notes to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of such Notes.

We have agreed in the Indenture that at least one paying agent for the Notes will be located outside the United Kingdom.

Our obligation to pay additional amounts if and when due will survive the termination of the Indenture and the payment of all amounts in respect of the Notes.

Tax Redemption

In the event of changes in U.K. or U.S. withholding taxes applicable to payments of interest, we may redeem the Notes of a series in whole (but not in part) at any time prior to maturity, at a price equal to 100% of their principal amount plus accrued interest to the redemption date. See “Description of Debt Securities—Optional Redemption for Tax Reasons” below.

Optional Make-Whole Redemption

Prior to May 1, 2024 (the date that is one month prior to the scheduled maturity date for the 2024 Notes) (the “2024 Notes Par Call Date”), we may redeem the 2024 Notes, in whole or in part, at our option at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2024 Notes to be redeemed on that redemption date; and (ii) as determined by the quotation agent (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on the 2024 Notes to be redeemed on that redemption date (not including any portion of such payments of interest accrued as of the redemption date) that would be due if the 2024 Notes matured on the 2024 Notes Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate plus 0.125%, plus accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the 2024 Notes Par Call Date, we may redeem the 2024 Notes, in whole or in part, at our option at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to March 1, 2029 (the date that is three months prior to the scheduled maturity date for the 2029 Notes) (the “2029 Notes Par Call Date”), we may redeem the 2029 Notes, in whole or in part, at our option at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2029 Notes to be redeemed on that redemption date; and (ii) as determined by the quotation agent (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on the 2029 Notes to be redeemed on that redemption date (not including any portion of such payments of interest accrued as of the redemption date) that would be due if the 2029 Notes matured on the 2029 Notes Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate plus 0.150%, plus accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the 2029 Notes Par Call Date, we may redeem the 2029 Notes, in whole or in part, at our option at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

The 2024 Notes Par Call Date and the 2029 Notes Par Call Date are each referred to herein as a “Par Call Date.”

Notwithstanding the foregoing, installments of interest on the Notes to be redeemed that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the Indenture, as applicable.

“Comparable Treasury Issue” means the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of the Notes of the applicable series to be redeemed, assuming such Notes matured on the applicable Par Call Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes, assuming such Notes matured on the applicable Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the quotation agent for the Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, the quotation.

“Quotation agent” means any Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each registered holder of the Notes of the applicable series to be redeemed by us or by the trustee on our behalf. Notice of redemption will be published in a daily newspaper of general circulation in the United States, and we will give notice of any such redemption to any exchange on which such Notes are listed. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date. If less than all of the Notes of the applicable series are to be redeemed, the Notes to be redeemed shall be selected by lot by The Depository Trust Company (“DTC”), in the case of Notes represented by a global security, or by the trustee by such method as the trustee deems to be fair and appropriate, in the case of Notes that are not represented by a global security.

Events of Default

The events of default under the Indenture, as applicable, with respect to the Notes are defined under “Description of Debt Securities—Events of Default” below.

Further Issuances

We initially offered the 2024 Notes in the aggregate principal amount of $1,000,000,0000 and the 2029 Notes in the aggregate principal amount of $1,000,000,0000. We may from time to time, without the consent of the holders of a series of Notes, create and issue further debt securities of the same series having the same terms and conditions in all respects as the applicable Notes being offered hereby, except for the issue date, the issue price and the first payment of interest thereon. Any such additional debt securities shall be issued under a separate CUSIP or ISIN number unless the additional debt securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes.

Book-Entry System

We issued the Notes of each series in the form of one or more fully registered global securities. We deposited these global securities with, or on behalf of, DTC and register these securities in the name of DTC’s nominee. Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a global security will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

Investors may elect to hold beneficial interests in the global securities through either DTC, Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Beneficial interests in the global securities will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Upon receipt of any payment in respect of a global security, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters of this offering, banks, trust companies, clearing corporations and other organizations. DTC is partially owned by some of these participants or their representatives. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the U.S. Securities and Exchange Commission’s (the “Commission”).

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the date of the prospectus supplement, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear, or, collectively, the “U.S. Depositaries.”

Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System, or the “Euroclear Operator,” in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the Notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations, or “Euroclear Participants” and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Distributions with respect to Notes of a series held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations, or the “DTC Participants,” on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported, to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness of that information.

None of us, any of the underwriters and the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligations to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Same-Day Settlement and Payment

Initial settlement for the Notes was made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

c. Prospectus Supplement (May 10, 2018) –3.625% Notes due 2025 and 3.875% Notes due 2028

Description of the Notes

General

GSK Capital Inc. issued the 3.625% Notes due 2025 (“2025 Notes”) and the 3.875% Notes due 2028 (“2028 Notes”) pursuant to an indenture, dated as of April 6, 2004, among GSK, as guarantor, GSK Capital Inc., as issuer, and Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017, among GSK Capital Inc., Law Debenture Trust Company of New York and Deutsche Bank Trust Company Americas), as amended and supplemented by a first supplemental indenture, dated as of March 18, 2013, as further amended and supplemented by a second supplemental indenture dated as of March 21, 2014 and as further amended and supplemented by a third supplemental indenture which was entered into on May 15, 2018 (for purposes of this description of the 2025 Notes and the 2028 Notes only, the “GSK Capital Inc. Indenture”).

GSK Capital Inc. issued the 2025 Notes in the initial aggregate principal amount of $1,000,000,000. The 2025 Notes will mature on May 15, 2025 unless redeemed or purchased prior to such date as described below. GSK Capital Inc. issued the 2028 Notes in the initial aggregate principal amount of $1,750,000,000. The 2028 Notes will mature on May 15, 2028 unless redeemed or purchased prior to such date as described below.

References in this “Description of the Notes” to the “Notes” refer to the 2025 Notes and the 2028 Notes.

The Notes are fully and unconditionally guaranteed by GSK. If, for any reason, GSK Capital Inc does not make any required payment in respect of the Notes when due, whether on the normal due date, on acceleration, redemption or otherwise, GSK will cause the payment to be made to or to the order of the trustee. You will be entitled to payment under the guarantee of GSK without taking any action whatsoever against us.

GSK Capital Inc. issued the Notes in book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

“Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or London, England are authorized or obligated by law, regulation or executive order to be closed.

We or any of our subsidiaries may at any time and from time to time purchase the Notes of any series in the open market or by tender or by private agreement, if applicable law allows. The Notes of any such series purchased by us or any of our subsidiaries may be held, resold or surrendered by the purchaser thereof through us to the trustee or any paying agent for cancellation.

Interest

The Notes each bear interest at the applicable interest rate shown in the table above and accrue interest from May 15, 2018, or from the most recent date to which interest has been paid (or provided for), to but not including the next date upon which interest is required to be paid.

Interest is payable on each of the 2025 Notes and the 2028 Notes twice a year, on May 15 and November 15, commencing November 15, 2018, to the person in whose name a 2025 Note, or a 2028 Note, respectively, is registered at the close of business on the April 30 or October 31 that precedes the date on which interest will be paid. Interest on the Notes is paid on the basis of a 360-day year consisting of twelve 30-day months.

If an interest payment date or redemption date, or the maturity date, for any series of Notes, as the case may be, would fall on a day that is not a business day, then the required payment will be made on the next succeeding business day, but no additional interest shall be paid unless we fail to make payment on such next succeeding business day.

Covenants

Subject to certain exceptions, if we are required to withhold or deduct any amount for or on account of any U.K. or U.S. withholding tax from any payment made on the Notes, we will pay additional amounts on those payments so that the amount received by noteholders will equal the amount that would have been received if no such taxes had been applicable. See “—Payment of Additional Amounts.”

As contemplated by the last paragraph under “Description of Debt Securities—Defeasance” below, the satisfaction of certain conditions will permit us to omit to comply with some or all of our obligations, covenants and agreements under the GSK Capital Inc. Indenture with respect to the Notes of any or all series, as applicable. In addition, we may omit to comply with certain covenants through covenant defeasance. We refer you to the information under “Description of Debt Securities—Defeasance” below for more information on how we may do this.

Except as described herein, the GSK Capital Inc. Indenture does not contain any covenants or other provisions designed to protect holders of the Notes against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the Notes, including, among other things, through the incurrence of additional indebtedness.

Payment of Additional Amounts

The provisions of the GSK Capital Inc. Indenture described under “Description of Debt Securities—Covenants—Payment of Additional Amounts” below do not apply to the Notes. The following payment of additional amounts provisions apply to the Notes.

Payments made by us under or with respect to the Notes will be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of (i) the government of the United Kingdom or of any territory of the United Kingdom or by any authority or agency therein or thereof having the power to tax or (ii) the government of the United States or any state or territory of the United States or by any authority or agency therein or thereof having the power to tax, which we refer to collectively as “Taxes,” unless we are required to withhold or deduct Taxes by law.

If we are required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the Notes, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the applicable Notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United Kingdom or the United States or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments of principal of or premium, if any, or interest on the applicable Notes;

•

that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes;

•

that would not have been imposed but for the presentation of the applicable Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•	that would not have been imposed if presentation for payment of the applicable Notes had been made to a paying agent other than the paying agent to which the presentation was made;

•

that are imposed solely by reason of the holder or beneficial owner owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•

that would not have been imposed but for a failure by the holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any security through which payment on the security is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the U.S. Internal Revenue Service) imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code as in effect on the date of issuance of the applicable Notes or any successor or amended version of such provisions; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest on any Notes to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of such Notes.

We have agreed in the GSK Capital Inc. Indenture that at least one paying agent for the Notes will be located outside the United Kingdom.

Our obligation to pay additional amounts if and when due will survive the termination of the GSK Capital Inc. Indenture and the payment of all amounts in respect of the Notes.

Tax Redemption

In the event of changes in U.K. or U.S. withholding taxes applicable to payments of interest, we may redeem the Notes of a series in whole (but not in part) at any time prior to maturity, at a price equal to 100% of their principal amount plus accrued interest to the redemption date. See “Description of Debt Securities—Optional Redemption for Tax Reasons” below.

Optional Make-Whole Redemption

We may redeem the 2025 Notes and/or the 2028 Notes in whole or in part, at our option at any time and from time to time, prior to maturity, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes of the applicable series to be redeemed on that redemption date; and (ii) as determined by the quotation agent (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes of the applicable series being redeemed on that redemption date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate, plus 0.150% in the case of the 2025 Notes, and 0.150% in the case of the 2028 Notes, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on the Notes to be redeemed that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the GSK Capital Inc. Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the Notes of the applicable series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the quotation agent for the Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, the quotation.

“Quotation agent” means any Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each registered holder of the Notes of the applicable series to be redeemed by us or by the trustee on our behalf. Notice of redemption will be published in a daily newspaper of general circulation in the United States, and we will give notice of any such redemption to any exchange on which such Notes are listed. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date. If less than all of the Notes of the applicable series are to be redeemed, the Notes to be redeemed shall be selected by lot by The Depository Trust Company (“DTC”), in the case of Notes represented by a global security, or by the trustee by such method as the trustee deems to be fair and appropriate, in the case of Notes that are not represented by a global security.

Events of Default

The events of default under the GSK Capital Inc. Indenture with respect to the Notes are defined under “Description of Debt Securities—Events of Default” below.

Further Issuances

We initially offered the 2025 Notes in the aggregate principal amount of $1,000,000,000 and the 2028 Notes in the aggregate principal amount of $1,750,000,000. We may from time to time, without the consent of the holders of a series of Notes, create and issue further debt securities of the same series having the same terms and conditions in all respects as the applicable Notes being offered hereby, except for the issue date, the issue price and the first payment of interest thereon. Any such additional debt securities shall be issued under a separate CUSIP or ISIN number unless the additional debt securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes.

Book-Entry System

We issued the Notes of each series in the form of one or more fully registered global securities. We deposited these global securities with, or on behalf of, DTC and register these securities in the name of DTC’s nominee. Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a global security will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

Investors may elect to hold beneficial interests in the global securities through either DTC, Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Beneficial interests in the global securities will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Upon receipt of any payment in respect of a global security, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters of this offering, banks, trust companies, clearing corporations and other organizations. DTC is partially owned by some of these participants or their representatives. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the U.S. Securities and Exchange Commission.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the date of the prospectus supplement, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear, or, collectively, the “U.S. Depositaries.”

Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System, or the “Euroclear Operator,” in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the Notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations, or “Euroclear Participants” and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Distributions with respect to Notes of a series held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations, or the “DTC Participants,” on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported, to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness of that information.

None of us, any of the underwriters and the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Same-Day Settlement and Payment

Initial settlement for the Notes was made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

d.	Base Prospectus – March 28, 2018

Description of Debt Securities

General

As used in this “Description of Debt Securities,” “debt securities” means the debentures, notes, bonds, guarantees and other evidences of indebtedness that GSK issues or that a finance subsidiary issues and GSK fully and unconditionally guarantees and, in each case, the trustee authenticates and delivers under the applicable indenture. The debt securities will be our direct unsecured obligations and will rank equally and ratably without preference among themselves and at least equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued in one or more series under an indenture dated as of March 4, 2008 between GSK and Deutsche Bank Trust Company Americas, as trustee (the “trustee”) (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017 among GSK, the trustee and Law Debenture Trust Company of New York), as supplemented by a first supplemental indenture dated as of March 21, 2014 between GSK and the trustee (for purposes of this “Description of Debt Securities,” the “GSK plc Indenture”), an indenture dated as of April 6, 2004 among GSK Capital plc, GSK, as guarantor, and the trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017 among GSK Capital plc, the guarantor, the trustee and Law Debenture Trust Company of New York), as supplemented by a first supplemental indenture dated as of March 21, 2014 among GSK Capital plc, the guarantor and the trustee (for purposes of this “Description of Debt Securities,” the “GSK Capital plc Indenture”), or an indenture dated as of April 6, 2004 among GSK Capital Inc., the guarantor and the trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017, among GSK Capital Inc., the guarantor, the trustee and Law Debenture Trust Company of New York), as supplemented by a first supplemental indenture dated as of March 18, 2013 among GSK Capital Inc., the guarantor and the trustee and a second supplemental indenture dated as of March 21, 2014 among GSK Capital Inc., the guarantor and the trustee (for purposes of this “Description of Debt Securities,” the “GSK Capital Inc. Indenture”). Each of the GSK plc Indenture, the GSK Capital plc Indenture and the GSK Capital Inc. Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In the following discussion, we sometimes refer to these indentures collectively as the “indentures.”

This “Description of Debt Securities” briefly outlines the provisions of the indentures and is qualified in its entirety by reference to the indentures.

The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The indentures have been filed as exhibits to the registration statement of which the base prospectus forms a part, and you should read the indentures for provisions that may be important to you.

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of GSK or the finance subsidiaries in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities.

Issuances in Series

The indentures do not limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consents of the holders of debt securities of that series, for issuances of additional debt securities of that series. Except in the limited circumstances described below under “—Covenants—Limitation on Liens,” the debt securities will not be secured by any property or assets of GSK, as issuer or guarantor, or the finance subsidiaries.

The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms will include some or all of the following:

•	the title, aggregate principal amount and denominations of the debt securities;

•	the date or dates on which principal will be payable;

•

the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (generally, securities that are issued at a substantial discount below their principal amount), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest;

•	the interest payment dates;

•	any optional or mandatory redemption terms;

•	whether any sinking fund is required;

•	the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

•	whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of beneficial owners;

•	information describing any book-entry features;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series;

•	the applicability of the defeasance and covenant defeasance provisions described herein, or any modifications of those provisions;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities; and

•	any other terms, conditions, rights or preferences of the debt securities.

Debt securities that have a maturity of less than one year from their date of issue and in respect of which the proceeds are to be received by us in the United Kingdom will have a minimum denomination of £100,000 (or its equivalent in another currency).

The prospectus supplement relating to any series of debt securities may add to or change statements contained in the base prospectus. The prospectus supplement may also include, if applicable, a discussion of certain U.S. federal income tax and U.K. income tax considerations.

GSK Guarantees

Debt securities issued by the GSK Capital Inc. or GSK Capital plc (the “finance subsidiaries”) will be fully and unconditionally guaranteed by GSK. If for any reason the applicable finance subsidiary does not make any required payment in respect of its debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, GSK will cause the payment to be made to or to the order of the trustee. The holder of a guaranteed debt security will be entitled to payment under the applicable guarantee of GSK without taking any action whatsoever against the finance subsidiary.

Payment and Transfer

The debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the trustee or another agent appointed by us. Unless stated otherwise in a prospectus supplement, and except as described under “—Book-Entry System” below, payments of principal, interest and additional amounts, if any, will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

Unless other procedures are described in a prospectus supplement and except as described under “—Book Entry System” below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

•

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as through transfers and pledges, among its participants in such securities through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates;

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC;

•

access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly; and

•	the DTC rules applicable to its participants are on file with U.S. Securities and Exchange Commission.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

We will make all payments of principal, interest and additional amounts, if any, on the debt securities to the depositary. It is expected that the depositary will then credit participants’ accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers’ accounts in accordance with their customary practices. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of or payments to participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Global securities are generally not transferable. Physical certificates will be issued to beneficial owners in lieu of a global security only in the special situations described in the sixth paragraph under the heading “Legal Ownership of Debt Securities—Global Securities” below.

Consolidation, Merger or Sale

We and the finance subsidiaries have agreed in the indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of our respective properties and assets to any person (except that the finance subsidiaries may merge into us), unless:

•	we or the applicable finance subsidiary, as the case may be, are the continuing person, or the successor expressly assumes by supplemental indenture our obligations under the applicable indenture;

•	the continuing person is a U.S. or U.K. company or is organized and validly existing under the laws of a jurisdiction that is a member country of the Organisation for Economic Cooperation and Development (or any successor) and, if it is not a U.S. or U.K. company, the continuing person agrees by supplemental indenture to be bound by a covenant comparable to that described below under “—Covenants— Payment of Additional Amounts” with respect to taxes imposed in the continuing person’s jurisdiction of organization (in which case the continuing person will benefit from a redemption option comparable to that described below under “—Optional Redemption for Tax Reasons” in the event of changes in taxes in that jurisdiction after the date of the consolidation, merger or sale);

•	immediately after the transaction, no default under the debt securities has occurred and is continuing; and

•

we deliver to the trustee an officer’s certificate and, if neither we nor the applicable subsidiary are the continuing person, an opinion of counsel, in each case stating, among other things, that the transaction and the supplemental indenture, if required, comply with these provisions and the indenture.

Covenants

Payment of Additional Amounts

Payments made by us under or with respect to the debt securities will be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United Kingdom or of any territory of the United Kingdom or by any authority or agency therein or thereof having the power to tax or (ii) solely with respect to debt securities issued under the GSK Capital Inc. Indenture, the government of the United States or any state or territory of the United States or by any authority or agency therein or thereof having the power to tax, which we refer to collectively as “Taxes,” unless we are required to withhold or deduct Taxes by law.

If we are required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United Kingdom or, solely with respect to debt securities issued under the GSK Capital Inc. Indenture, the United States or, as applicable, any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments of principal of or interest on the debt securities;

•

that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes;

•

that would not have been imposed but for the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

that are imposed on a payment to an individual and are required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	that would not have been imposed if presentation for payment of the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•

that would not have been imposed but for a failure by the holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any debt security through which payment on the debt security is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the U.S.

Internal Revenue Service or any other governmental authority) imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code as in effect on the date of issuance of the Notes or any successor or amended version of such provisions, or any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the U.S. Internal Revenue Code (or any law implementing such intergovernmental agreement);

•

solely with respect to debt securities issued under the GSK Capital Inc. Indenture, that are imposed solely by reason of the holder or beneficial owner owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or interest on any debt security to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the United Kingdom. We have also agreed that if we maintain a paying agent with respect to a particular series of debt securities in any member state of the European Union, we will maintain a paying agent in at least one member state (other than the United Kingdom) that will not be obliged to withhold or deduct taxes pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, provided there is at least one member state that does not require a paying agent to withhold or deduct pursuant to such Directive.

Our obligation to pay additional amounts if and when due will survive the termination of the indentures and the payment of all amounts in respect of the debt securities.

Limitation on Liens

We have agreed in the indentures not to incur or assume (or permit any of our subsidiaries to incur or assume) any lien on or with respect to any of our or our subsidiaries’ property, assets or revenues, present or future, to secure any relevant indebtedness (as this term is defined below) without making (or causing our subsidiaries to make) effective provision for securing the debt securities equally and ratably with such relevant indebtedness as to such property, assets or revenues, for as long as such relevant indebtedness is so secured.

The restrictions on liens will not apply to:

•	liens arising by operation of law;

•	liens on property, assets or revenues of any person, which liens are existing at the time such person becomes a subsidiary; and

•

liens on property, assets or revenues of a person existing at the time such person is merged with or into or consolidated with us or any of our subsidiaries or at the time of a sale, lease or other disposition to us of the properties of a person as an entirety or substantially as an entirety.

For purposes of the limitation on liens covenant, the term “relevant indebtedness” means any of our debt that:

•	is in the form of or represented by bonds, notes, loan stock, depositary receipts or other securities issued (otherwise than to constitute or by banks or other lending institutions);

•

is denominated in, or confers any right of payment by reference to, any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business, or is denominated in or by reference to the currency of such country but more than 20% of which is placed or offered for subscription or sale by or on behalf of, or by agreement with, the issuer outside such country; and

•	at its date of issue is, or is intended by the issuer to become, quoted, listed, traded or dealt in on any stock exchange, over-the-counter market or other securities market.

Additional Covenants

We may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

Optional Redemption for Tax Reasons

We may redeem any series of debt securities in whole but not in part at any time, on giving not less than 30 nor more than 60 days’ notice of such redemption, at a redemption price equal to the principal amount plus accrued interest, if any, to the date fixed for redemption (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

•

we determine that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom (or of any political subdivision or taxing authority thereof) or, solely with respect to debt securities issued under the GSK Capital Inc. Indenture, the United States (or of any political subdivision or taxing authority thereof), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after the issue date or such other date specified in the debt securities of that series:

•

we would be required to pay additional amounts (as described under “—Covenants––Payment of Additional Amounts” above) with respect to that series of debt securities on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us; or

•

withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the applicable finance subsidiary directly from the guarantor (or any affiliate) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the applicable finance subsidiary or the guarantor (or any affiliate); or

•

we determine, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom (or any political subdivision or taxing authority thereof) or, solely with respect to debt securities issued under the GSK Capital Inc. Indenture, the United States (or any political subdivision or taxing authority thereof) (whether or not such action was taken or brought with respect to GSK, as issuer or guarantor, or the applicable finance subsidiary, as the case may be), which action is taken or brought on or after the issue date or such other date specified in the debt securities of that series, there is a substantial probability that the circumstances described above would exist; provided, however, that such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such additional amounts.

We will also pay to each holder, or make available for payment to each such holder, on the redemption date any additional amounts resulting from the payment of such redemption price. Prior to the publication of any notice of redemption, we will deliver to the trustee:

•	an officer’s certificate stating that we are entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem have occurred; or

•	an opinion of counsel to the effect that the conditions specified above have been satisfied.

Any notice of redemption will be irrevocable once we deliver the officer’s certificate to the trustee.

Events of Default

Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:

•

default in payment of the principal (or premium, if any) of any debt security of that series when due (including as a sinking fund installment), and, in the case of technical or administrative difficulties, the continuance of that default for more than two business days;

•	default in payment of interest on, or any additional amounts payable in respect of, any debt security of that series when due and payable, and the continuance of that default for 30 days;

•

default in performing any other covenant in the indenture applicable to that series for 90 days after the receipt of written notice specifying such default from the trustee or from the holders of 25% in principal amount of the debt securities of that series;

•

default under any bond, debenture, note or other evidence of indebtedness for money borrowed of GSK or either finance subsidiary, as the case may be (not including any indebtedness for which recourse is limited to property purchased), having in any particular case an outstanding principal amount in excess of £100,000,000 (or its equivalent in any other currency) where any such failure results in such indebtedness being accelerated and becoming due and payable prior to its stated maturity and such acceleration shall not have been rescinded or annulled or such indebtedness shall not have been discharged; provided that there shall not be deemed to be an Event of Default if such acceleration is rescinded or annulled or such payment is made within 10 days after there has been given to GSK and either finance subsidiary by the trustee or to either finance subsidiary, GSK and the trustee by the holders of 25% or more in aggregate principal amount of the debt securities of such series a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

•	certain events of bankruptcy, insolvency or reorganization of GSK or either finance subsidiary, as the case may be;

•	any other event of default provided with respect to that particular series of debt securities.

Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

An event of default with respect to a particular series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it, in good faith considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require us to repay immediately, or accelerate:

•	the entire principal of the debt securities of such series; or

•	if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

If the event of default occurs because of a default in a payment of principal or interest on the debt securities of any series, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture or any covenant for the benefit of one or more, but not all, of the series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on any of the debt securities when due otherwise than as a result of acceleration.

After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity satisfactory to it. If they provide this indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or is unduly prejudicial to the rights of other holders.

No holder will be entitled to pursue any remedy with respect to the indenture unless the trustee fails to act for 60 days after it is given:

•	notice of default by that holder;

•	a written request to enforce the indenture by the holders of not less than 25% in principal amount of all outstanding debt securities of any affected series; and

•	an indemnity to the trustee, reasonably satisfactory to the trustee;

and during this 60-day period the holders of a majority in principal amount of all outstanding debt securities of such affected series do not give a direction to the trustee that is inconsistent with the enforcement request. These provisions will not prevent any holder of debt securities from enforcing payment of the principal of (and premium, if any) and interest on the debt securities at the relevant due dates.

If an event of default with respect to a series of debt securities occurs and is continuing, the trustee will mail to the holders of those debt securities a notice of the event of default within 90 days after it occurs. However, except in the case of a default in any payment in respect of a series of debt securities, the trustee shall be protected in withholding notice of an event of default if it determines in good faith that this is in the interests of the holders of the relevant debt securities.

Modification of the Indentures

In general, rights and obligations of us and the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:

•

make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal we have to repay, changing the currency in which we have to make any payment of principal, premium or interest, modifying any redemption or repurchase right, or right to convert or exchange any debt security, to the detriment of the holder and impairing any right of a holder to bring suit for payment;

•	waive any payment default;

•	reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default; or

•	make any other change to the amendment provisions of the applicable indenture.

However, if we and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder. We and the trustee are permitted to make modifications and amendments to the applicable indenture without the consent of any holder of debt securities for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture;

•	to comply with sections of the indenture governing when we may merge and substitute obligors;

•	to comply with any requirements of the U.S. Securities and Exchange Commission in connection with the qualification of the indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance by a successor trustee of appointment under the indenture with respect to the debt securities of any or all series;

•	to establish the form or forms or terms of the debt securities of any series or of the coupons appertaining to such debt securities as permitted under the indenture;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to provide for a further guarantee from a third party on outstanding debt securities of any series and the debt securities of any series that may be issued under the indenture;

•

to change or eliminate any provision of the indenture; provided that any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

•

to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action will not adversely affect the interests of the holders of such or any other series of debt securities in any material respect; or

•	to make any change that does not materially and adversely affect the rights of any holder of the debt securities.

Defeasance

The term defeasance means discharge from some or all of the obligations under the indentures. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

•	we will be discharged from our respective obligations with respect to the debt securities of such series; or

•

we will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. We may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service.

Substitution of Issuer

We may at our option at any time, without the consent of any holders of debt securities, cause GSK or any other subsidiary of GSK to assume the obligations of the applicable finance subsidiary under any series of debt securities, provided that the new obligor executes a supplemental indenture in which it agrees to be bound by the terms of those debt securities and the relevant indenture. If the new obligor is not a U.S. or U.K. company, it must be organized and validly existing under the laws of a jurisdiction that is a member country of the Organisation for Economic Cooperation and Development (or any successor) and it must also agree in the supplemental indenture to be bound by a covenant comparable to that described above under “— Covenants—

Payment of Additional Amounts” with respect to taxes imposed in its jurisdiction of organization (in which case the new obligor will benefit from a redemption option comparable to that described above under “—Optional Redemption for Tax Reasons” in the event of changes in taxes in that jurisdiction after the date of the substitution). In the case of such a substitution, the applicable finance subsidiary will be relieved of any further obligation under the assumed series of debt securities.

For U.S. federal income tax purposes, a substitution of obligors as described above generally would be treated as a deemed taxable exchange of debt securities for new debt securities issued by the new obligor. As discussed further in the applicable prospectus supplement, a United States person who holds debt securities or owns a beneficial interest therein generally will recognize capital gain or loss in an amount equal to the difference between the issue price of the new debt securities and such person’s adjusted tax basis in the debt securities. Such persons should consult their own tax advisors regarding the tax consequences of a deemed taxable exchange in the event of a substitution of obligors.

Information Concerning the Trustee

Deutsche Bank Trust Company Americas, 60 Wall Street, 16th Floor, New York, NY 10005, will be the trustee. The trustee will be required to perform only those duties that are specifically set forth in the indentures, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities unless the holder offers the trustee indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by exercising those powers.

Governing Law

The debt securities, the related guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York.

Legal Ownership of Debt Securities

“Street Name” and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of those debt securities.

Holding securities in accounts at banks or brokers is called holding in “street name.” If an investor holds debt securities in street name, we recognize only the bank or broker or the financial institution the bank or broker uses to hold the debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles payments and notices with respect to securities;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, extend only to persons who are registered as holders of debt securities. As noted above, we do not have obligations directly to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners of the debt securities will be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities represented by the global security not be registered in the name of any other holder except in the special situations described below. The financial institution that acts as the sole registered holder of the global security is called the depositary. Any person wishing to own a debt security may do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only as global securities.

Transfers of debt securities represented by the global security will be made only on the records of the depositary or its nominee by transferring such debt securities from the account of one broker, bank or financial institution to the account of another broker, bank or financial institution. These transfers are made electronically only and are also known as book-entry transfers. Securities in global form are sometimes also referred to as being in book-entry form.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your broker, bank or financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if debt securities are issued only in the form of a global security:

•	except in very limited circumstances described below, you will not have any right to have debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own broker, bank or financial institution for payments on the debt securities and protection of your legal rights relating to the debt securities;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your indirect interest in the global security. We and the trustee will have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also will not supervise the depositary in any way; and

•	the depositary will require that indirect interests in the global security be purchased or sold within its system using same-day funds for settlement.

In a few special circumstances described below, the global security will terminate and the indirect interests in it will be exchanged for registered debt securities represented by physical certificates. After that exchange, the choice of whether to hold debt securities in registered form or in street name will be up to you. You must consult your broker, bank or financial institution to find out how to have your interests in debt securities transferred to your name, so that you will be a registered holder of the debt securities.

Unless we specify otherwise in the prospectus supplement, the special circumstances for termination of a global security are:

•	when the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

•	the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

•

an event of default has occurred and is continuing and beneficial owners representing a majority in principal amount of the applicable series of debt securities have advised the depositary to cease acting as the depositary; or

•	we decide we do not want to have the debt securities of that series represented by a global security.

The prospectus supplement may also list additional circumstances for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial registered holders.

The Term “Holder”

In the descriptions of the debt securities included herein, when we refer to the “holder” of a given debt security as being entitled to certain rights or payments, or being permitted to take certain actions, we are in all cases referring to the registered holder of the debt security.

While you would be the registered holder if you held a certificated security registered in your name, it is likely that the holder will actually be either the broker, bank or other financial institutions where you have your street name account, or, in the case of a global security, the depositary. If you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a debt security in order to determine how the provisions involving holders described in the descriptions of the debt securities included herein will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot exercise the option yourself by following the procedures described in the prospectus supplement. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the prospectus supplement relating to the debt security.

2. Notes offered pursuant to the Base Prospectus dated March 4, 2011

a. Prospectus Supplement (March 13, 2013) –4.200% Notes due 2043

Description of the Notes

General

We issued the 4.200% Notes due 2043 pursuant to an indenture, dated April 6, 2004, among GSK, as guarantor, GSK Capital Inc., as issuer, and Law Debenture Trust Company of New York, the trustee for the notes (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 among GSK Capital Inc., GSK, Law Debenture Trust Company of New York and Citibank, N.A.), as supplemented by a first supplemental indenture thereto dated March 18, 2013 (for purposes of this description of the notes only, the “indenture”). References in this “Description of the Notes” to the “notes” refer to the 4.200% Notes due 2043. The notes are each a    series of our debt securities. GSK Capital Inc. issued the notes in the aggregate principal amount of $500,000,000. The notes will mature on March 18, 2043 unless redeemed or repurchased prior to such date as permitted below. GSK Capital Inc. issued the notes only in book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes each bear interest at the applicable interest rate shown in the table above and accrue interest from March 18, 2013, or from the most recent date to which interest has been paid (or provided for), to but not including the next date upon which interest is required to be paid.

Interest is payable on the notes twice a year, on March 18 and September 18, commencing September 18, 2013, to the person in whose name a note is registered at the close of business on the March 3 or September 3 that precedes the date on which interest will be paid. Interest on the notes is paid on the basis of a 360-day year consisting of twelve 30-day months. “Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or London, England are authorized or obligated by law, regulation or executive order to be closed.

If an interest payment date or redemption date, or the maturity date, for the notes, as the case may be, would fall on a day that is not a business day, then the interest payment date or redemption date, or the maturity date, as the case may be, will be postponed to the next succeeding business day, but no additional interest shall be paid unless we fail to make payment on such next succeeding business day.

The notes are fully and unconditionally guaranteed by GSK. If, for any reason, GSK Capital Inc. does not make any required payment in respect of the notes when due, whether on the normal due date, on acceleration, redemption or otherwise, GSK will cause the payment to be made to or to the order of the trustee. You will be entitled to payment under the guarantee of GSK without taking any action whatsoever against us.

Covenants

Subject to certain exceptions, if we are required to withhold or deduct any amount for or on account of any U.K. or U.S. withholding tax from any payment made on the notes, we will pay additional amounts on those payments so that the amount received by noteholders will equal the amount that would have been received if no such taxes had been applicable. See “—Payment of Additional Amounts.”

As contemplated by the last paragraph under “Description of Debt Securities—Defeasance” below, the satisfaction of certain conditions will permit us to omit to comply with some or all of our obligations, covenants and agreements under the indenture with respect to the notes. In addition, we may omit to comply with certain covenants through covenant defeasance. We refer you to the information under “Description of Debt Securities— Defeasance” below for more information on how we may do this.

Except as described herein, the indenture for the notes does not contain any covenants or other provisions designed to protect holders of the notes against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the notes, including, among other things, through the incurrence of additional indebtedness.

Payment of Additional Amounts

The provisions of the indenture described under “Description of Debt Securities—Covenants—Payment of Additional Amounts” below do not apply to the notes. The following payment of additional amounts provisions apply to the notes.

Payments made by us under or with respect to the notes will be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of (i) the government of the United Kingdom or of any territory of the United Kingdom or by any authority or agency therein or thereof having the power to tax    or (ii) the government of the United States or any state or territory of the United States or by any authority or agency therein or thereof having the power to tax, which we refer to collectively as “Taxes,” unless we are required to withhold or deduct Taxes by law.

If we are required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the notes, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United Kingdom or the United States or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments of principal of or premium, if any, or interest on the notes;

•

that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes;

•

that would not have been imposed but for the presentation of notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

that are imposed on a payment to an individual and are required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	that would not have been imposed if presentation for payment of the relevant notes had been made to a paying agent other than the paying agent to which the presentation was made;

•

that are imposed solely by reason of the holder or beneficial owner owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•

that would not have been imposed but for a failure by the holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any Security through which payment on the security is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the U.S. Internal Revenue Service) imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code as in effect on the date of issuance of the Notes or any successor or amended version of such provisions; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest on any notes to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of notes.

We have agreed in the indenture that at least one paying agent for the notes will be located outside the United Kingdom. We have also agreed that if we maintain a paying agent with respect to the notes in any member state of the European Union, we will maintain a paying agent in at least one member state that will not be obliged to withhold or deduct taxes pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, provided there is at least one member state that does not require a paying agent to withhold or deduct pursuant to such Directive.

Our obligation to pay additional amounts if and when due will survive the termination of the indenture and the payment of all amounts in respect of the notes.

Optional Make-Whole Redemption

We may redeem the notes, in whole or in part, at our option at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed on that redemption date; and (ii) as determined by the quotation agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 0.175%, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on notes to be redeemed that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the quotation agent for the notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, the quotation.

“Quotation agent” means any Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and UBS Securities LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed by us or by the trustee on our behalf. Notice of redemption will be published in a daily newspaper of general circulation in the United States, and we will give notice of any such redemption to any exchange on which such notes are listed. On and after any redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by lot by The Depository Trust Company (“DTC”), in the case of notes represented by a global security, or by the trustee by such method as the trustee deems to be fair and appropriate, in the case of notes that are not represented by a global security.

Events of Default

The definitions of an event of default with respect to a series of debt securities under “Description of Debt Securities—Events of Default” below do not apply to the notes.

The following are events of default under the indenture with respect to the notes of a series:

•

default in payment of the principal of (or premium, if any, on) any such note when due, and, in the case of technical or administrative difficulties, the continuance of that default for more than two business days;

•	default in payment of interest on, or any additional amounts payable in respect of, any such note when due and payable, and the continuance of that default for 30 days;

•

default in performing any other covenant in the indenture applicable to any such note for 90 days after the receipt of written notice specifying such default from the trustee or from the holders of 25% in principal amount of such notes;

•

default under any bond, debenture, note or other evidence of indebtedness for money borrowed of GSK or GSK Capital Inc. (not including any indebtedness for which recourse is limited to property purchased), having in any particular case an aggregate outstanding principal amount in excess of £100,000,000 (or its equivalent in any other currency) whether such indebtedness now exists or shall hereafter be created, which default results in such indebtedness becoming or being accelerated and declared due and payable prior to its stated maturity and such acceleration shall not have been rescinded or annulled or such indebtedness shall not have been discharged; provided that there shall not be deemed to be an event of default if such acceleration is rescinded or annulled or such payment is made within 10 days after the receipt of written notice specifying such default from the trustee or from the holders of 25% in principal amount of such notes; and

•	certain events of bankruptcy, insolvency or reorganization of GSK or GSK Capital Inc.

Because the applicable threshold amount of indebtedness the acceleration of which would give rise to an event of default under the indenture is lower, and the number of days that must pass before the ongoing default in the performance of any covenant under the indenture other than the payment of principal, interest or additional amounts that would give rise to an event of default under the indenture is lower, for each series of debt securities issued under the indenture before the date of the first supplemental indenture, the acceleration of outstanding indebtedness of GSK or GSK Capital Inc. or the ongoing default in the performance of any covenant in the indenture other than payment of principal, premium, interest or additional amounts may constitute an event of default with respect to one or more of such previously issued series, but may not constitute an event of default under the respective terms of the notes offered by the prospectus supplement.

Further Issuances

We initially offered the notes in the aggregate principal amount of $500,000,000. We may from time to time, without the consent of the holders of a series of notes, create and issue further notes of the same series having the same terms and conditions in all respects as the applicable notes being offered hereby, except for the issue date, the issue price and the first payment of interest thereon. We will not issue any further notes unless such further notes have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes. Additional notes issued in this matter will be consolidated with and will form a single series with the notes being offered hereby.

Book-Entry System

We issued the notes of each series in the form of one or more fully registered global securities. We deposited these global securities with, or on behalf of, DTC and register these securities in the name of DTC’s nominee. Direct and indirect participants in DTC will record beneficial ownership of the notes by individual investors. The transfer of ownership of beneficial interests in a global security will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

Investors may elect to hold beneficial interests in the global securities through either DTC, Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Beneficial interests in the global securities will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Upon receipt of any payment in respect of a global security, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters of this offering, banks, trust companies, clearing corporations and other organizations. DTC is partially owned by some of these participants or their representatives. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the U.S. Securities and Exchange Commission.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the date of the prospectus supplement, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear, or, collectively, the “U.S. Depositaries.”

Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear system, or the “Euroclear Operator,” in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations, or “Euroclear Participants” and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Distributions with respect to notes of a series held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations, or the “DTC Participants,” on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross- market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported, to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us, any of the underwriters and the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Same-Day Settlement and Payment

Initial settlement for the notes was made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

b. Base Prospectus – March 4, 2011

Description of Debt Securities

General

As used in this “Description of Debt Securities,” “debt securities” means the debentures, notes, bonds, guarantees and other evidences of indebtedness that GSK issues or that GSK Capital Inc. or GSK Capital plc (the “finance subsidiaries”) issues and GSK fully and unconditionally guarantees and, in each case, the trustee authenticates and delivers under the applicable indenture. The debt securities will be our direct unsecured obligations and will rank equally and ratably without preference among themselves and at least equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued in one or more series under an indenture between GSK and Law Debenture Trust Company of New York, as trustee, or under indentures among the finance subsidiaries, Law Debenture Trust Company of New York, as trustee (as successor to Citibank, N.A., pursuant to Instruments of Resignation, Appointment and Acceptance among the finance subsidiaries, the guarantor, Law Debenture Trust Company of New York and Citibank, N.A.), and GSK, as guarantor. The indentures applicable to GSK, GSK Capital Inc. and GSK Capital plc will each be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. In the following discussion, we sometimes refer to these indentures collectively as the “indentures.”

This “Description of Debt Securities” briefly outlines the provisions of the indentures and is qualified in its entirety by reference to the indentures. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which the base prospectus forms a part, and you should read the indentures for provisions that may be important to you.

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of GSK or the finance subsidiaries in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities.

Issuances in Series

The indentures do not limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consents of the holders of debt securities of that series, for issuances of additional debt securities of that series. Except in the limited circumstances described below under “— Covenants — Limitation on Liens,” the debt securities will not be secured by any property or assets of GSK, as issuer or guarantor, or the finance subsidiaries.

The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms will include some or all of the following:

•	the title, aggregate principal amount and denominations of the debt securities;

•	the date or dates on which principal will be payable;

•

the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (generally, securities that are issued at a substantial discount below their principal amount), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest;

•	the interest payment dates;

•	any optional or mandatory redemption terms;

•	whether any sinking fund is required;

•	the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

•	whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of beneficial owners;

•	information describing any book-entry features;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series;

•	the applicability of the defeasance and covenant defeasance provisions described herein, or any modifications of those provisions;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities; and

•	any other terms, conditions, rights or preferences of the debt securities.

Debt securities that have a maturity of less than one year from their date of issue and in respect of which the proceeds are to be received by us in the United Kingdom will have a minimum denomination of £100,000 (or its equivalent in another currency).

The prospectus supplement relating to any series of debt securities may add to or change statements contained in the base prospectus. The prospectus supplement may also include, if applicable, a discussion of certain U.S. federal income tax and U.K. income tax considerations.

GSK Guarantees

Debt securities issued by the finance subsidiaries will be fully and unconditionally guaranteed by GSK. If for any reason the applicable finance subsidiary does not make any required payment in respect of its debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, GSK will cause the payment to be made to or to the order of the trustee. The holder of a guaranteed debt security will be entitled to payment under the applicable guarantee of GSK without taking any action whatsoever against the finance subsidiary.

Payment and Transfer

The debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the trustee or another agent appointed by us. Unless stated otherwise in a prospectus supplement, and except as described under “— Book-Entry System” below, payments of principal, interest and additional amounts, if any, will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

Unless other procedures are described in a prospectus supplement and except as described under “— Book Entry System” below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

•

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as through transfers and pledges, among its participants in such securities through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates;

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC;

•	access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly; and

•	the DTC rules applicable to its participants are on file with the U.S. Securities and Exchange Commission.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

We will make all payments of principal, interest and additional amounts, if any, on the debt securities to the depositary. It is expected that the depositary will then credit participants’ accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers’ accounts in accordance with their customary practices. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Global securities are generally not transferable. Physical certificates will be issued to beneficial owners in lieu of a global security only in the special situations described in the sixth paragraph under the heading “Legal Ownership of Debt Securities — Global Securities” below.

Consolidation, Merger or Sale

We and the finance subsidiaries have agreed in the indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of our respective properties and assets to any person (except that the finance subsidiaries may merge into us), unless:

•	we or the applicable finance subsidiary, as the case may be, are the continuing person, or the successor expressly assumes by supplemental indenture our obligations under the applicable indenture;

•

the continuing person is a U.S. or U.K. company or is organized and validly existing under the laws of a jurisdiction that is a member country of the Organisation for Economic Cooperation and Development (or any successor) and, if it is not a U.S. or U.K. company, the continuing person agrees by supplemental indenture to be bound by a covenant comparable to that described below under “— Covenants — Payment of Additional Amounts” with respect to taxes imposed in the continuing person’s jurisdiction of organization (in which case the continuing person will benefit from a redemption option comparable to that described below under “— Optional Redemption for Tax Reasons” in the event of changes in taxes in that jurisdiction after the date of the consolidation, merger or sale);

•	immediately after the transaction, no default under the debt securities has occurred and is continuing; and

•

we deliver to the trustee an officer’s certificate and, if neither we nor the applicable subsidiary are the continuing person, an opinion of counsel, in each case stating, among other things, that the transaction and the supplemental indenture, if required, comply with these provisions and the indenture.

Covenants

Payment of Additional Amounts

Payments made by us under or with respect to the debt securities will be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United Kingdom or of any territory of the United Kingdom or by any authority or agency therein or thereof having the power to tax or (ii) the government of the United States or any state or territory of the United States or by any authority or agency therein or thereof having the power to tax, which we refer to collectively as “Taxes,” unless we are required to withhold or deduct Taxes by law.

If we are required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United Kingdom or the United States or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments of principal of or interest on the debt securities;

•

that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

•

such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

•

at least 30 days before the first payment date with respect to which such additional amounts shall be payable, we have notified such recipient in writing that such recipient is required to comply with such requirement;

•

that would not have been imposed but for the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

that are imposed on a payment to an individual and are required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	that would not have been imposed if presentation for payment of the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or interest on any debt security to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the United Kingdom. We have also agreed that if we maintain a paying agent with respect to a particular series of debt securities in any member state of the European Union, we will maintain a paying agent in at least one member state (other than the United Kingdom) that will not be obliged to withhold or deduct taxes pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, provided there is at least one member state that does not require a paying agent to withhold or deduct pursuant to such Directive.

Our obligation to pay additional amounts if and when due will survive the termination of the indentures and the payment of all amounts in respect of the debt securities.

Limitation on Liens

We have agreed in the indentures not to incur or assume (or permit any of our subsidiaries to incur or assume) any lien on or with respect to any of our or our subsidiaries’ property, assets or revenues, present or future, to secure any relevant indebtedness (as this term is defined below) without making (or causing our subsidiaries to make) effective provision for securing the debt securities equally and ratably with such relevant indebtedness as to such property, assets or revenues, for as long as such relevant indebtedness is so secured.

The restrictions on liens will not apply to:

•	liens arising by operation of law;

•	liens on property, assets or revenues of any person, which liens are existing at the time such person becomes a subsidiary; and

•

liens on property, assets or revenues of a person existing at the time such person is merged with or into or consolidated with us or any of our subsidiaries or at the time of a sale, lease or other disposition to us of the properties of a person as an entirety or substantially as an entirety.

For purposes of the limitation on liens covenant, the term “relevant indebtedness” means any of our debt that:

•

is in the form of or represented by bonds, notes, loan stock, depositary receipts or other securities issued (otherwise than to constitute or represent advances made by banks or other lending institutions);

•

is denominated in, or confers any right of payment by reference to, any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business, or is denominated in or by reference to the currency of such country but more than 20% of which is placed or offered for subscription or sale by or on behalf of, or by agreement with, the issuer outside such country; and

•	at its date of issue is, or is intended by the issuer to become, quoted, listed, traded or dealt in on any stock exchange, over-the-counter market or other securities market.

Additional Covenants

We may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

Optional Redemption for Tax Reasons

We may redeem any series of debt securities in whole but not in part at any time, on giving not less than 30 nor more than 60 days’ notice of such redemption, at a redemption price equal to the principal amount plus accrued interest, if any, to the date fixed for redemption (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

•

we determine that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom (or of any political subdivision or taxing authority thereof) or the United States (or of any political subdivision or taxing authority thereof), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after the issue date or such other date specified in the debt securities of that series:

•

we would be required to pay additional amounts (as described under “— Covenants — Payment of Additional Amounts” above) with respect to that series of debt securities on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us; or

•

withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the applicable finance subsidiary directly from the guarantor (or any affiliate) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the applicable finance subsidiary or the guarantor (or any affiliate); or

•

we determine, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom (or any political subdivision or taxing authority thereof) or the United States (or any political subdivision or taxing authority thereof) (whether or not such action was taken or brought with respect to GSK, as issuer or guarantor, or the applicable finance subsidiary, as the case may be), which action is taken or brought on or after the issue date or such other date specified in the debt securities of that series, there is a substantial probability that the circumstances described above would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such additional amounts.

We will also pay to each holder, or make available for payment to each such holder, on the redemption date any additional amounts resulting from the payment of such redemption price. Prior to the publication of any notice of redemption, we will deliver to the trustee:

•	an officer’s certificate stating that we are entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem have occurred; or

•	an opinion of counsel to the effect that the conditions specified above have been satisfied.

Any notice of redemption will be irrevocable once we deliver the officer’s certificate to the trustee.

Events of Default

Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:

•

default in payment of the principal (or premium, if any) of any debt security of that series when due (including as a sinking fund installment), and, in the case of technical or administrative difficulties, the continuance of that default for more than two business days;

•	default in payment of interest on, or any additional amounts payable in respect of, any debt security of that series when due and payable, and the continuance of that default for 30 days;

•

default in performing any other covenant in the indenture applicable to that series for 60 days after the receipt of written notice specifying such default from the trustee or from the holders of 25% in principal amount of the debt securities of that series;

•

default under any bond, debenture, note or other evidence of indebtedness for money borrowed of GSK or either finance subsidiary, as the case may be (not including any indebtedness for which recourse is limited to property purchased), having in any particular case an outstanding principal amount in excess of $25,000,000 (or its equivalent in any other currency) where any such failure results in such indebtedness being accelerated and becoming due and payable prior to its stated maturity and such acceleration shall not have been rescinded or annulled or such indebtedness shall not have been discharged;

•	certain events of bankruptcy, insolvency or reorganization of GSK or either finance subsidiary, as the case may be;

•	any other event of default provided with respect to that particular series of debt securities.

Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

An event of default with respect to a particular series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it, in good faith, considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require us to repay immediately, or accelerate:

•	the entire principal of the debt securities of such series; or

•	if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

If the event of default occurs because of a default in a payment of principal or interest on the debt securities of any series, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture or any covenant for the benefit of one or more, but not all, of the series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on any of the debt securities when due otherwise than as a result of acceleration.

After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or is unduly prejudicial to the rights of other holders.

No holder will be entitled to pursue any remedy with respect to the indenture unless the trustee fails to act for 60 days after it is given:

•	notice of default by that holder;

•	a written request to enforce the indenture by the holders of not less than 25% in principal amount of all outstanding debt securities of any affected series; and

•	an indemnity to the trustee, satisfactory to the trustee;

and during this 60-day period the holders of a majority in principal amount of all outstanding debt securities of such affected series do not give a direction to the trustee that is inconsistent with the enforcement request. These provisions will not prevent any holder of debt securities from enforcing payment of the principal of (and premium, if any) and interest on the debt securities at the relevant due dates.

If an event of default with respect to a series of debt securities occurs and is continuing, the trustee will mail to the holders of those debt securities a notice of the event of default within 90 days after it occurs. However, except in the case of a default in any payment in respect of a series of debt securities, the trustee shall be protected in withholding notice of an event of default if it determines in good faith that this is in the interests of the holders of the relevant debt securities.

Modification of the Indentures

In general, rights and obligations of us and the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:

•

make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal we have to repay, changing the currency in which we have to make any payment of principal, premium or interest, modifying any redemption or repurchase right, or right to convert or exchange any debt security, to the detriment of the holder and impairing any right of a holder to bring suit for payment;

•	waive any payment default;

•	reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default; or

•	make any other change to the amendment provisions of the applicable indenture.

However, if we and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder. We and the trustee are permitted to make modifications and amendments to the applicable indenture without the consent of any holder of debt securities for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture;

•	to comply with sections of the indenture governing when we may merge and substitute obligors;

•	to comply with any requirements of the U.S. Securities and Exchange Commission in connection with the qualification of the indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance by a successor trustee of appointment under the indenture with respect to the debt securities of any or all series;

•	to establish the form or forms or terms of the debt securities of any series or of the coupons appertaining to such debt securities as permitted under the indenture;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to provide for a further guarantee from a third party on outstanding debt securities of any series and the debt securities of any series that may be issued under the indenture;

•

to change or eliminate any provision of the indenture; provided that any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

•

to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action will not adversely affect the interests of the holders of such or any other series of debt securities in any material respect; or

•	to make any change that does not materially and adversely affect the rights of any holder of the debt securities.

Defeasance

The term defeasance means discharge from some or all of the obligations under the indentures. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

•	we will be discharged from our respective obligations with respect to the debt securities of such series; or

•

we will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. We may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service.

Substitution of Issuer

We may at our option at any time, without the consent of any holders of debt securities, cause GSK or any other subsidiary of GSK to assume the obligations of the applicable finance subsidiary under any series of debt securities, provided that the new obligor executes a supplemental indenture in which it agrees to be bound by the terms of those debt securities and the relevant indenture. If the new obligor is not a U.S. or U.K. company, it must be organized and validly existing under the laws of a jurisdiction that is a member country of the Organisation for Economic Cooperation and Development (or any successor) and it must also agree in the supplemental indenture to be bound by a covenant comparable to that described above under “— Covenants — Payment of Additional Amounts” with respect to taxes imposed in its jurisdiction of organization (in which case the new obligor will benefit from a redemption option comparable to that described above under “— Optional Redemption for Tax Reasons” in the event of changes in taxes in that jurisdiction after the date of the substitution). In the case of such substitution, the applicable finance subsidiary will be relieved of any further obligation under the assumed series of debt securities.

For U.S. federal income tax purposes, a substitution of obligors as described above generally would be treated as a deemed taxable exchange of debt securities for new debt securities issued by the new obligor. As discussed further in the applicable prospectus supplement, a United States person who holds debt securities or owns a beneficial interest therein generally will recognize capital gain or loss in an amount equal to the difference between the issue price of the new debt securities and such person’s adjusted tax basis in the debt securities. Such persons should consult their own tax advisors regarding the tax consequences of a deemed taxable exchange in the event of a substitution of obligors.

Information Concerning the Trustee

Law Debenture Trust Company of New York will be the trustee. The trustee will be required to perform only those duties that are specifically set forth in the indentures, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

Governing Law

The debt securities, the related guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York.

Legal Ownership of Debt Securities

“Street Name” and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of those debt securities. Holding securities in accounts at banks or brokers is called holding in “street name.” If an investor holds debt securities in street name, we recognize only the bank or broker or the financial institution the bank or broker uses to hold the debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles payments and notices with respect to securities;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, extend only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners of the debt securities will be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities represented by the global security not be registered in the name of any other holder except in the special situations described below. The financial institution that acts as the sole registered holder of the global security is called the depositary. Any person wishing to own a debt security may do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only as global securities.

Transfers of debt securities represented by the global security will be made only on the records of the depositary or its nominee by transferring such debt securities from the account of one broker, bank or financial institution to the account of another broker, bank or financial institution. These transfers are made electronically only and are also known as book- entry transfers. Securities in global form are sometimes also referred to as being in book-entry form.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your broker, bank or financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if debt securities are issued only in the form of a global security:

•	you cannot have debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own broker, bank or financial institution for payments on the debt securities and protection of your legal rights relating to the debt securities;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your indirect interest in the global security. We and the trustee will have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also will not supervise the depositary in any way; and

•	the depositary will require that indirect interests in the global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, the global security will terminate and the indirect interests in it will be exchanged for registered debt securities represented by physical certificates. After that exchange, the choice of whether to hold debt securities in registered form or in street name will be up to you. You must consult your broker, bank or financial institution to find out how to have your interests in debt securities transferred to your name, so that you will be a registered holder.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

•	the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

•

an event of default has occurred and is continuing and beneficial owners representing a majority in principal amount of the applicable series of debt securities have advised the depositary to cease acting as the depositary; or

•	we decide we do not want to have the debt securities of that series represented by a global security.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial registered holders.

The Term “Holder”

In the descriptions of the debt securities included herein, when we refer to the “holder” of a given debt security as being entitled to certain rights or payments, or being permitted to take certain actions, we are in all cases referring to the registered holder of the debt security.

While you would be the registered holder if you held a certificated security registered in your name, it is likely that the holder will actually be either the broker, bank or other financial institution where you have your street name account, or, in the case of a global security, the depositary. If you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a debt security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot exercise the option yourself by following the procedures described in the prospectus supplement. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the prospectus supplement relating to the debt security.

3. Notes offered pursuant to the Base Prospectus dated March 4, 2008

a. Prospectus Supplement (May 6, 2008) – 6.375% Notes due 2038

Description of the Notes

General

We issued the 6.375% Notes due 2038 pursuant to an indenture, dated April 6, 2004, among GSK, as guarantor, GSK Capital Inc., as issuer, and Law Debenture Trust Company of New York, the trustee for the notes (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 among GSK Capital Inc., GSK, Law Debenture Trust Company of New York and Citibank, N.A.) (for purposes of this description of the 6.375% Notes due 2038 only, the “indenture”). References in this “Description of the Notes” to the “notes” refer to the 6.375% Notes due 2038. The notes are a series of our debt securities. GSK Capital Inc. issued the notes in the aggregate principal amount of $2,750,000,000. The notes will mature on May 15, 2038. GSK Capital Inc. issued the notes only in book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes are fully and unconditionally guaranteed by GSK. If, for any reason, GSK Capital Inc. does not make any required payment in respect of the notes when due, whether on the normal due date, on acceleration, redemption or otherwise, GSK will cause the payment to be made to or to the order of the trustee. You will be entitled to payment under the guarantee of GSK without taking any action whatsoever against us.

Interest Payments

The notes bear interest at the applicable interest rate shown in the table above and accrued interest from May 13, 2008, or from the most recent date to which interest has been paid (or provided for), to but not including the next date upon which interest is required to be paid.

Interest is payable on the notes twice a year, on May 15 and November 15, commencing November 15, 2008, to the person in whose name a note is registered at the close of business on the May 1 or November 1 that precedes the date on which interest will be paid. Interest on the notes are paid on the basis of a 360-day year consisting of twelve 30-day months. “Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or London, England are authorized or obligated by law, regulation or executive order to be closed.

If an interest payment date or redemption date, or the maturity date, for the notes, as the case may be, would fall on a day that is not a business day, then the interest payment date or redemption date, or the maturity date, as the case may be, will be postponed to the next succeeding business day, but no additional interest shall be paid unless we fail to make payment on such next succeeding business day.

Covenants

Subject to certain exceptions, if we are required to withhold or deduct any amount for or on account of any U.K. or U.S. withholding tax from any payment made on the notes, we will pay additional amounts on those payments so that the amount received by noteholders will equal the amount that would have been received if no such taxes had been applicable. See “Description of Debt Securities — Covenants — Payment of Additional Amounts” below.

As contemplated by the last paragraph under “Description of Debt Securities — Defeasance” below, the satisfaction of certain conditions will permit us to omit to comply with some or all of our obligations, covenants and agreements under the indenture with respect to the notes. In addition, we may omit to comply with certain covenants through covenant defeasance. We refer you to the information under “Description of Debt Securities — Defeasance” below for more information on how we may do this.

Except as described herein, the indenture for the notes does not contain any covenants or other provisions designed to protect holders of the notes against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the notes, including, among other things, through the incurrence of additional indebtedness.

Optional Make-Whole Redemption

We may redeem the notes, in whole or in part, at our option at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed on that redemption date; and (ii) as determined by the quotation agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 0.25%, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on notes to be redeemed that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the quotation agent for the notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, the quotation. “Quotation agent” means any Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed by us or by the trustee on our behalf. Notice of redemption will be published in a daily newspaper of general circulation in the United States, and we will give notice of any such redemption to any exchange on which the notes are listed. On and after any redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by lot by The Depository Trust Company (“DTC”), in the case of notes represented by a global security, or by the trustee by such method as the trustee deems to be fair and appropriate, in the case of notes that are not represented by a global security.

Further Issuances

We initially offered the notes in the aggregate principal amount of $2,750,000,000. We may from time to time, without the consent of the holders of a series of notes, create and issue further notes of the same series having the same terms and conditions in all respects as the applicable notes being offered hereby, except for the issue date, the issue price and the first payment of interest thereon. We will not issue any further notes unless such further notes have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes. Additional notes issued in this manner will be consolidated with and will form a single series with the notes being offered hereby.

Book-Entry System

We issued the notes of each series in the form of one or more fully registered global securities. We deposited these global securities with, or on behalf of, DTC and register these securities in the name of DTC’s nominee. Direct and indirect participants in DTC will record beneficial ownership of the notes by individual investors. The transfer of ownership of beneficial interests in a global security will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

Investors may elect to hold beneficial interests in the global securities through either DTC, Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Beneficial interests in the global securities will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Upon receipt of any payment in respect of a global security, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters of this offering, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the U.S. Securities and Exchange Commission.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the date of the prospectus supplement, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear, or, collectively, the “U.S. Depositaries.”

Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System, or the “Euroclear Operator,” in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations, or “Euroclear Participants” and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Distributions with respect to notes of a series held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations, or the “DTC Participants,” on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us, any of the underwriters and the trustee will have any responsibility for the performance by Euroclear or

Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Same-Day Settlement and Payment

Initial settlement for the notes was made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

b. Base Prospectus – March 4, 2008

Description of Debt Securities

General

As used in this “Description of Debt Securities,” “debt securities” means the debentures, notes, bonds, guarantees and other evidences of indebtedness that GSK issues or that GSK Capital Inc. or GSK Capital plc (the “finance subsidiaries”) issues and GSK fully and unconditionally guarantees and, in each case, the trustee authenticates and delivers under the applicable indenture. The debt securities will be our direct unsecured obligations and will rank equally and ratably without preference among themselves and at least equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued in one or more series under an indenture between GSK and Law Debenture Trust Company of New York, as trustee, or under indentures among the finance subsidiaries, Law Debenture Trust Company of New York, as trustee (as successor to Citibank, N.A., pursuant to Instruments of Resignation, Appointment and Acceptance among the finance subsidiaries, the guarantor, Law Debenture Trust Company of New York and Citibank, N.A.), and GSK, as guarantor. The indentures applicable to GSK, GSK Capital Inc. and GSK Capital plc will each be qualified under the Trust Indenture Act of 1939, as amended. In the following discussion, we sometimes refer to these indentures collectively as the “indentures.”

This “Description of Debt Securities” briefly outlines the provisions of the indentures. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this “Description of Debt Securities” forms a part, and you should read the indentures for provisions that may be important to you.

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of GSK or the finance subsidiaries in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities.

Issuances in Series

The indentures do not limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consents of the holders of debt securities of that series, for issuances of additional debt securities of that series. Except in the limited circumstances described below under “— Covenants — Limitation on Liens,” the debt securities will not be secured by any property or assets of GSK, as issuer or guarantor, or the finance subsidiaries.

The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms will include some or all of the following:

•	the title, aggregate principal amount and denominations of the debt securities;

•	the date or dates on which principal will be payable;

•

the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (generally, securities that are issued at a substantial discount below their principal amount), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest;

•	the interest payment dates;

•	any optional or mandatory redemption terms;

•	whether any sinking fund is required;

•	the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

•	whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of beneficial owners;

•	information describing any book-entry features;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series;

•	the applicability of the defeasance and covenant defeasance provisions described herein, or any modifications of those provisions;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities; and

•	any other terms, conditions, rights or preferences of the debt securities.

Debt securities that have a maturity of less than one year from their date of issue and in respect of which the proceeds are to be received by us in the United Kingdom will have a minimum denomination of £100,000 (or its equivalent in another currency).

The prospectus supplement relating to any series of debt securities may add to or change statements contained in the base prospectus. The prospectus supplement may also include, if applicable, a discussion of certain U.S. federal income tax and U.K. income tax considerations.

GSK Guarantees

Debt securities issued by the finance subsidiaries will be fully and unconditionally guaranteed by GSK. If for any reason the applicable finance subsidiary does not make any required payment in respect of its debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, GSK will cause the payment to be made to or to the order of the trustee. The holder of a guaranteed debt security will be entitled to payment under the applicable guarantee of GSK without taking any action whatsoever against the finance subsidiary.

Payment and Transfer

The debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the trustee or another agent appointed by us. Unless stated otherwise in a prospectus supplement, and except as described under “— Book-Entry System” below, payments of principal, interest and additional amounts, if any, will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

Unless other procedures are described in a prospectus supplement and except as described under “— Book Entry System” below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

•

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as through transfers and pledges, among its participants in such securities through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates;

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC; and

•

access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

We will make all payments of principal, interest and additional amounts, if any, on the debt securities to the depositary. It is expected that the depositary will then credit participants’ accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers’ accounts in accordance with their customary practices. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Global securities are generally not transferable. Physical certificates will be issued to beneficial owners in lieu of a global security only in the special situations described in the sixth paragraph under the heading “Legal Ownership of Debt Securities — Global Securities” below.

Consolidation, Merger or Sale

We and the finance subsidiaries have agreed in the indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of our respective properties and assets to any person (except that the finance subsidiaries may merge into us), unless:

•	we or the applicable finance subsidiary, as the case may be, are the continuing person, or the successor expressly assumes by supplemental indenture our obligations under the applicable indenture;

•

the continuing person is a U.S. or U.K. company or is organized and validly existing under the laws of a jurisdiction that is a member country of the Organisation for Economic Cooperation and Development (or any successor) and, if it is not a U.S. or U.K. company, the continuing person agrees by supplemental indenture to be bound by a covenant comparable to that described below under “— Covenants — Payment of Additional Amounts” with respect to taxes imposed in the continuing person’s jurisdiction of organization (in which case the continuing person will benefit from a redemption option comparable to that described below under “— Optional Redemption for Tax Reasons” in the event of changes in taxes in that jurisdiction after the date of the consolidation, merger or sale);

•	immediately after the transaction, no default under the debt securities has occurred and is continuing; and

•

we deliver to the trustee an officer’s certificate and, if neither we nor the applicable subsidiary are the continuing person, an opinion of counsel, in each case stating, among other things, that the transaction and the supplemental indenture, if required, comply with these provisions and the indenture.

Covenants

Payment of Additional Amounts

Payments made by us under or with respect to the debt securities will be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United Kingdom or of any territory of the United Kingdom or by any authority or agency therein or thereof having the power to tax or (ii) the government of the United States or any state or territory of the United States or by any authority or agency therein or thereof having the power to tax, which we refer to collectively as “Taxes,” unless we are required to withhold or deduct Taxes by law.

If we are required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United Kingdom or the United States or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments of principal of or interest on the debt securities;

•

that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

•

such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

•

at least 30 days before the first payment date with respect to which such additional amounts shall be payable, we have notified such recipient in writing that such recipient is required to comply with such requirement;

•

that would not have been imposed but for the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

that are imposed on a payment to an individual and are required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	that would not have been imposed if presentation for payment of the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or interest on any debt security to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the United Kingdom. We have also agreed that if we maintain a paying agent with respect to a particular series of debt securities in any member state of the European Union, we will maintain a paying agent in at least one member state (other than the United Kingdom) that will not be obliged to withhold or deduct taxes pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, provided there is at least one member state that does not require a paying agent to withhold or deduct pursuant to such Directive.

Our obligation to pay additional amounts if and when due will survive the termination of the indentures and the payment of all amounts in respect of the debt securities.

Limitation on Liens

We have agreed in the indentures not to incur or assume (or permit any of our subsidiaries to incur or assume) any lien on or with respect to any of our or our subsidiaries’ property, assets or revenues, present or future, to secure any relevant indebtedness (as this term is defined below) without making (or causing our subsidiaries to make) effective provision for securing the debt securities equally and ratably with such relevant indebtedness as to such property, assets or revenues, for as long as such relevant indebtedness is so secured.

The restrictions on liens will not apply to:

•	liens arising by operation of law;

•	liens on property, assets or revenues of any person, which liens are existing at the time such person becomes a subsidiary; and

•

liens on property, assets or revenues of a person existing at the time such person is merged with or into or consolidated with us or any of our subsidiaries or at the time of a sale, lease or other disposition to us of the properties of a person as an entirety or substantially as an entirety.

For purposes of the limitation on liens covenant, the term “relevant indebtedness” means any of our debt that:

•

is in the form of or represented by bonds, notes, loan stock, depositary receipts or other securities issued (otherwise than to constitute or represent advances made by banks or other lending institutions);

•

is denominated in, or confers any right of payment by reference to, any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business, or is denominated in or by reference to the currency of such country but more than 20% of which is placed or offered for subscription or sale by or on behalf of, or by agreement with, the issuer outside such country; and

•	at its date of issue is, or is intended by the issuer to become, quoted, listed, traded or dealt in on any stock exchange, over-the-counter market or other securities market.

Additional Covenants

We may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

Optional Redemption for Tax Reasons

We may redeem any series of debt securities in whole but not in part at any time, on giving not less than 30 nor more than 60 days’ notice of such redemption, at a redemption price equal to the principal amount plus accrued interest, if any, to the date fixed for redemption (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

•

we determine that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom (or of any political subdivision or taxing authority thereof) or the United States (or of any political subdivision or taxing authority thereof), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after the issue date or such other date specified in the debt securities of that series:

•

we would be required to pay additional amounts (as described under “— Covenants — Payment of Additional Amounts” above) with respect to that series of debt securities on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us; or

•

withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the applicable finance subsidiary directly from the guarantor (or any affiliate) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the applicable finance subsidiary or the guarantor (or any affiliate); or

•

we determine, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom (or any political subdivision or taxing authority thereof) or the United States (or any political subdivision or taxing authority thereof) (whether or not such action was taken or brought with respect to GSK, as issuer or guarantor, or the applicable finance subsidiary, as the case may be), which action is taken or brought on or after the issue date or such other date specified in the debt securities of that series, there is a substantial probability that the circumstances described above would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such additional amounts.

We will also pay to each holder, or make available for payment to each such holder, on the redemption date any additional amounts resulting from the payment of such redemption price. Prior to the publication of any notice of redemption, we will deliver to the trustee:

•	an officer’s certificate stating that we are entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem have occurred; or

•	an opinion of counsel to the effect that the conditions specified above have been satisfied. Any notice of redemption will be irrevocable once we deliver the officer’s certificate to the trustee.

Events of Default

Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:

•

default in payment of the principal (or premium, if any) of any debt security of that series when due (including as a sinking fund installment), and, in the case of technical or administrative difficulties, the continuance of that default for more than two business days;

•	default in payment of interest on, or any additional amounts payable in respect of, any debt security of that series when due and payable, and the continuance of that default for 30 days;

•

default in performing any other covenant in the indenture applicable to that series for 60 days after the receipt of written notice from the trustee or from the holders of 25% in principal amount of the debt securities of that series;

•

default under any bond, debenture, note or other evidence of indebtedness for money borrowed of GSK or either finance subsidiary, as the case may be (not including any indebtedness for which recourse is limited to property purchased), having in any particular case an outstanding principal amount in excess of $25,000,000 (or its equivalent in any other currency) where any such failure results in such indebtedness being accelerated and becoming due and payable prior to its stated maturity and such acceleration shall not have been rescinded or annulled or such indebtedness shall not have been discharged;

•	certain events of bankruptcy, insolvency or reorganization of GSK or either finance subsidiary, as the case may be;

•	any other event of default provided with respect to that particular series of debt securities.

Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

An event of default with respect to a particular series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it, in good faith, considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require us to repay immediately, or accelerate:

•	the entire principal of the debt securities of such series; or

•	if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

If the event of default occurs because of a default in a payment of principal or interest on the debt securities of any series, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture or any covenant for the benefit of one or more, but not all, of the series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on any of the debt securities when due otherwise than as a result of acceleration.

After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or is unduly prejudicial to the rights of other holders.

No holder will be entitled to pursue any remedy with respect to the indenture unless the trustee fails to act for 60 days after it is given:

•	notice of default by that holder;

•	a written request to enforce the indenture by the holders of not less than 25% in principal amount of all outstanding debt securities of any affected series; and

•	an indemnity to the trustee, satisfactory to the trustee;

and during this 60-day period the holders of a majority in principal amount of all outstanding debt securities of such affected series do not give a direction to the trustee that is inconsistent with the enforcement request. These provisions will not prevent any holder of debt securities from enforcing payment of the principal of (and premium, if any) and interest on the debt securities at the relevant due dates.

If an event of default with respect to a series of debt securities occurs and is continuing, the trustee will mail to the holders of those debt securities a notice of the event of default within 90 days after it occurs. However, except in the case of a default in any payment in respect of a series of debt securities, the trustee shall be protected in withholding notice of an event of default if it determines in good faith that this is in the interests of the holders of the relevant debt securities.

Modification of the Indentures

In general, rights and obligations of us and the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:

•

make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal we have to repay, changing the currency in which we have to make any payment of principal, premium or interest, modifying any redemption or repurchase right, or right to convert or exchange any debt security, to the detriment of the holder and impairing any right of a holder to bring suit for payment;

•	waive any payment default;

•	reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default; or

•	make any other change to the amendment provisions of the applicable indenture.

However, if we and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder. We and the trustee are permitted to make modifications and amendments to the applicable indenture without the consent of any holder of debt securities for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture;

•	to comply with sections of the indenture governing when we may merge and substituted obligors;

•	to comply with any requirements of the U.S. Securities and Exchange Commission in connection with the qualification of the indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance by a successor trustee of appointment under the indenture with respect to the debt securities of any or all series;

•	to establish the form or forms or terms of the debt securities of any series or of the coupons appertaining to such debt securities as permitted under the indenture;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to provide for a further guarantee from a third party on outstanding debt securities of any series and the debt securities of any series that may be issued under the indenture;

•

to change or eliminate any provision of the indenture; provided that any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

•

to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action will not adversely affect the interests of the holders of such or any other series of debt securities in any material respect; or

•	to make any change that does not materially and adversely affect the rights of any holder of the debt securities.

Defeasance

The term defeasance means discharge from some or all of the obligations under the indentures. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

•	we will be discharged from our respective obligations with respect to the debt securities of such series; or

•

we will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. We may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service.

Substitution of Issuer

We may at our option at any time, without the consent of any holders of debt securities, cause GSK or any other subsidiary of GSK to assume the obligations of the applicable finance subsidiary under any series of debt securities, provided that the new obligor executes a supplemental indenture in which it agrees to be bound by the terms of those debt securities and the relevant indenture. If the new obligor is not a U.S. or U.K. company, it must be organized and validly existing under the laws of a jurisdiction that is a member country of the Organisation for Economic Cooperation and Development (or any successor) and it must also agree in the supplemental indenture to be bound by a covenant comparable to that described above under “— Covenants — Payment of Additional Amounts” with respect to taxes imposed in its jurisdiction of organization (in which case the new obligor will benefit from a redemption option comparable to that described above under “— Optional Redemption for Tax Reasons” in the event of changes in taxes in that jurisdiction after the date of the substitution). In the case of such a substitution, the applicable finance subsidiary will be relieved of any further obligation under the assumed series of debt securities.

For U.S. federal income tax purposes, a substitution of obligors as described above generally would be treated as a deemed taxable exchange of debt securities for new debt securities issued by the new obligor. As discussed further in the applicable prospectus supplement, a United States person who holds debt securities or owns a beneficial interest therein generally will recognize capital gain or loss in an amount equal to the difference between the issue price of the new debt securities and such person’s adjusted tax basis in the debt securities. Such persons should consult their own tax advisors regarding the tax consequences of a deemed taxable exchange in the event of a substitution of obligors.

Information Concerning the Trustee

Law Debenture Trust Company of New York will be the trustee. The trustee will be required to perform only those duties that are specifically set forth in the indentures, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

Governing Law

The debt securities, the related guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York.

Legal Ownership of Debt Securities

“Street Name” and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of those debt securities. Holding securities in accounts at banks or brokers is called holding in “street name.” If an investor holds debt securities in street name, we recognize only the bank or broker or the financial institution the bank or broker uses to hold the debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles payments and notices with respect to securities;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, extend only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners of the debt securities will be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities represented by the global security not be registered in the name of any other holder except in the special situations described below. The financial institution that acts as the sole registered holder of the global security is called the depositary. Any person wishing to own a debt security may do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only as global securities.

Transfers of debt securities represented by the global security will be made only on the records of the depositary or its nominee by transferring such debt securities from the account of one broker, bank or financial institution to the account of another broker, bank or financial institution. These transfers are made electronically only and are also known as book- entry transfers. Securities in global form are sometimes also referred to as being in book-entry form.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your broker, bank or financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if debt securities are issued only in the form of a global security:

•	you cannot have debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own broker, bank or financial institution for payments on the debt securities and protection of your legal rights relating to the debt securities;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your indirect interest in the global security. We and the trustee will have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also will not supervise the depositary in any way; and

•	the depositary will require that indirect interests in the global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, the global security will terminate and the indirect interests in it will be exchanged for registered debt securities represented by physical certificates. After that exchange, the choice of whether to hold debt securities in registered form or in street name will be up to you. You must consult your broker, bank or financial institution to find out how to have your interests in debt securities transferred to your name, so that you will be a registered holder.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

•	the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

•

an event of default has occurred and is continuing and beneficial owners representing a majority in principal amount of the applicable series of debt securities have advised the depositary to cease acting as the depositary; or

•	we decide we do not want to have the debt securities of that series represented by a global security.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial registered holders.

The Term “Holder”

In the descriptions of the debt securities included herein, when we refer to the “holder” of a given debt security as being entitled to certain rights or payments, or being permitted to take certain actions, we are in all cases referring to the registered holder of the debt security.

While you would be the registered holder if you held a certificated security registered in your name, it is likely that the holder will actually be either the broker, bank or other financial institution where you have your street name account, or, in the case of a global security, the depositary. If you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a debt security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot exercise the option yourself by following the procedures described in the prospectus supplement. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the prospectus supplement relating to the debt security.